UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Valmont Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF THE 2026 ANNUAL MEETING OF THE SHAREHOLDERS AND PROXY STATEMENT

CONSERVING RESOURCES. IMPROVING LIFE.®

valmont

NOTICE OF ANNUAL MEETING
Place:	Date:	Time:
Valmont Industries, Inc. Headquarters 15000 Valmont Plaza Omaha, Nebraska 68154-5215	April 27, 2026	10:00 a.m. Central Daylight Time
ITEMS OF BUSINESS:
1	Electing four directors of the Company to three-year terms;
2	Approve the Valmont 2026 Employee Stock Purchase Plan;
3	Advisory approval of the Company’s executive compensation;
4	Ratifying the appointment of the Company’s independent auditors for fiscal 2026; and
5	Consider and act upon such other business that may properly come before the meeting.
The record date for determining which shareholders may vote at this meeting is March 2, 2026.
We are distributing our proxy materials to our shareholders primarily over the Internet. We believe that this e-proxy process should expedite shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On March 11, 2026, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and vote online. Those shareholders who do not receive such a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a copy of the proxy statement, proxy card, and annual report by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card, and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement, proxy card, and annual report over the Internet next year, if you received them by mail this year.
We will provide a live audio webcast of the meeting beginning at 10:00 a.m. Central Daylight Time on April 27, 2026. The webcast will provide the audio portion of the meeting only. The webcast does not constitute attendance, but will provide shareholders who cannot attend an opportunity to receive timely audio of the meeting.
To listen to the meeting by telephone, please dial 1-877-407-6184 or 1-201-389-0877 (no Conference ID is needed), or point your browser to investors.valmont.com.
Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice and the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.
We look forward to seeing you at our Annual Meeting.
Sincerely,
R. ANDREW MASSEY
Vice President, Chief Legal Officer and
Corporate Secretary

Proxy Statement Summary
TIME AND PLACE OF THE ANNUAL MEETING
Where	When	Time
Valmont Headquarters, Omaha, Nebraska	Monday, April 27, 2026	at 10:00 a.m. Central Daylight Time
MEETING AGENDA
Voting Matters	Board Recommendation	Page
Election of Four Director Nominees	FOR	4
Approval of the Valmont 2026 Employee Stock Purchase Plan	FOR	41
Advisory Vote on Executive Compensation	FOR	44
Ratification of Appointment of Independent Auditors	FOR	47
HOW TO VOTE
We encourage you to vote at your earliest convenience, by one of the following means, before the Annual Meeting
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By visiting proxyvote.com on the Internet through your computer or mobile device,

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By calling 1-800-579-1639, or

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By signing, dating and returning your proxy card, if you receive your proxy materials by mail.

PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
2026 Proxy Statement 1

PROXY STATEMENT
To Our Shareholders:
The board of directors of Valmont Industries, Inc. solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on Monday, April 27, 2026, or at any adjournments thereof.
At the close of business on March 2, 2026, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 19,547,213 shares of the Company’s common stock. There were no preferred shares outstanding. All holders of common stock are entitled to one vote for each share of stock held by them.
We will provide a live audio webcast of the meeting beginning at 10:00 a.m. Central Daylight Time on April 27, 2026. The webcast will provide the audio portion of the meeting only. The webcast does not constitute attendance, but will provide shareholders who cannot attend an opportunity to receive timely audio of the meeting. To listen to the meeting by telephone, please dial 1-877-407-6184 or 1-201-389-0877 (no Conference ID is needed), or go to investors.valmont.com, where a link will provide for access to the audio of the meeting.
The presence of a majority of the outstanding common stock represented in person or by proxy at the meeting will constitute a quorum. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker (“broker non-votes”). Please note that if you hold your shares through a broker, your broker may not vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
Election of the four director nominees requires the affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors. An incumbent director nominee who receives a greater number of votes “withheld” than “for” in an election is required to tender his or her resignation to the board, and the resignation will be accepted or rejected by the board as more fully described in Election of Directors.
The proposals to approve the ratification of the appointment of the auditors, approve the Valmont 2026 Employee Stock Purchase Plan and the approval of the advisory say-on-pay resolution on executive compensation will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.
Any shareholder giving a proxy may revoke it before the meeting whether delivered by telephone, Internet or through the mail, by using the telephone voting procedures, the Internet voting procedures or by mailing a signed instrument revoking the proxy to: Corporate Secretary, Valmont Industries, Inc., 15000 Valmont Plaza, Omaha, Nebraska 68154-5215. To be effective, a mailed revocation must be received by the Corporate Secretary before the date of the meeting and a telephonic or Internet revocation must be submitted by 11:59 p.m. Eastern Time on April 26, 2026. A shareholder may attend the meeting in person and at that time withdraw the proxy and vote in person.
As permitted by Securities and Exchange Commission rules, Valmont is making this proxy statement and its annual report available to its shareholders electronically via the Internet. On March 11, 2026, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and to vote online. If you received such a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
The Securities and Exchange Commission’s rules permit us to deliver a single Notice or set of this proxy statement and our annual report to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of this proxy statement and our annual report to multiple shareholders who share an address, unless we received contrary instructions from such shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or a set of this proxy statement and our annual report, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or this proxy statement and our annual report, contact Broadridge Financial Solutions, Inc. at 1-800-579-1639 or by email at sendmaterial@proxyvote.com.
The cost of solicitation of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company.

2 2026 Proxy Statement

Certain Shareholders
The following table sets forth, as of March 2, 2026, the number of shares beneficially owned by (i) persons known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock, (ii) directors, (iii) named executive officers, and (iv) all directors and executive officers as a group.
Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Owners
BlackRock, Inc.(3)	1,859,924	9.5%
The Vanguard Group(4)	2,100,156	10.7%
Neuberger Berman Group LLC(5)	1,049,251	5.4%
Directors
Mogens C. Bay(6)	129,809
Daniel P. Neary	24,496
James B. Milliken	8,561
Catherine James Paglia	10,495
Theo W. Freye	3,264
Richard A. Lanoha	3,335
Ritu Favre	2,668
Joan Robinson-Berry	2,487
Deborah Caplan	579
Paul T. Maass	0
Named Executive Officers
Avner M. Applbaum	49,642
Thomas Liguori	1,642
Christopher Colwell	6,763
Darryl Matthews	1,114
Gregory Turi	4,136
J. Timothy Donahue	18,561
All Executive Officers and Directors as Group (20 persons)	276,994

(1)
Includes shares which the executive officers have, or within 60 days of March 2, 2026 will have, the right to acquire through the exercise of stock options, as follows:

Shares
Avner M. Applbaum	31,446
Thomas Liguori	966
Christopher Colwell	542
Darryl Matthews	693
All Executive Officers as a group (10 persons)	44,121
Includes 579 restricted stock units for each of the directors (other than director Applbaum) which will vest within 60 days of March 2, 2026.
(2)
Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of common stock.

(3)
Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission (“SEC”) on November 8, 2024. The address of BlackRock, Inc. is listed on the filing as 50 Hudson Yards, New York, NY 10051. According to Blackrock’s Form 13F filed with the SEC on February 12, 2026, reporting the securities it held as of December 31, 2025, BlackRock reported holdings of 1,872,648 shares (9.6% of class).

(4)
Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. The address of Vanguard Group is listed on the filing as 100 Vanguard Boulevard Malvern, PA 19355. According to Vanguard’s Form 13F filed with the SEC on January 29, 2026, reporting the securities it held as of December 31, 2025, Vanguard reported holdings of 1,911,803 shares (9.8% of class).

(5)
Based on a Schedule 13G filed by Neuberger Berman Group LLC (“Neuberger Berman”) with the SEC on February 12, 2024. The address of Neuberger Berman Group LLC is listed on the filing as 1290 Avenue of the Americas, New York, NY 10104. According to Neuberger Berman’s Form 13F filed with the SEC on February 13, 2026, reporting the securities it held as of December 31, 2025, Neuberger Berman reported holdings of 674,599 shares (3.5% of class).

(6)
Does not include 250,000 shares owned by the Robert B. Daugherty Foundation over which Mr. Bay shares voting power.

2026 Proxy Statement 3

Item 1: Board of Directors and Election of Directors
The Company’s board of directors is currently composed of eleven members. The board is divided into three classes and each class serves for three years on a staggered term basis.
Three directors have terms of office that expire at the Annual Meeting: Directors Bay, Favre and Lanoha. These individuals, plus new director Paul Maass have been nominated by the board of directors, upon recommendation of the Governance and Nominating Committee, for re-election to three-year terms.
Seven directors have joined the board since June 2015. Three directors who were identified by an independent third-party search firm joined the board since 2020.
The Company bylaws provide that directors are elected by the affirmative vote of a majority of the votes cast with respect to the director at the meeting, unless the number of nominees exceeds the number of directors to be elected (a contested election), in which case directors will be elected by the vote of a plurality of the shares present and entitled to vote at the meeting. If an incumbent director receives a greater number of votes “withheld” than “for”, the director is required to promptly tender his or her resignation to the board. The Governance and Nominating Committee will consider the tendered resignation and recommend to the board whether to accept or reject the resignation or whether other action should be taken. The board will act on the tendered resignation and publicly disclose its decision within 90 days from the certification of the election results. The director who tenders his or her resignation will not participate in the Committee’s recommendation or the board action regarding whether to accept or reject the tendered resignation.
The Company’s policy on director retirement as expressed in the Corporate Governance Principles, provides that a director will not be nominated to a new term if the director would be over age 75 at the time of election. The board evaluated Mr. Bay’s experience and value in director leadership and strategic planning matters and determined not to apply the policy to Mr. Bay.
The board has nominated Mr. Bay for a three-year term expiring in 2029. Mr. Bay will continue to serve as Chair of the Board until April 2027. Ms. Paglia, current lead director, will become Vice Chair of the Board in April 2026 and Chair of the Board in April 2027 (and Valmont will no longer have a lead director).
The shares represented by the enclosed proxy will be voted for the election of the nominees named above. In the event any of such nominees becomes unavailable for election, the proxy holders will have discretionary authority to vote the proxies for a substitute. The board of directors has no reason to believe that any such nominee will be unavailable to serve.
The following discussion provides information about the four nominees, and the seven directors whose terms expire in 2027 and 2028, including ages, years of service, business experience, and service on other boards of directors within the past five years. Information is also provided concerning each person’s specific experience, qualifications, attributes or skills that led the board to conclude that the person should serve as a director of the Company.
NOMINEES FOR ELECTION
DIRECTOR SINCE: October 1993
CHAIRMAN OF THE BOARD
Mogens C. Bay

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Mr. Bay, age 77, has been non-executive Chairman of the Company since January 2019.

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He served as Executive Chairman of the Company during 2018.

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He was Chairman and Chief Executive Officer of the Company from January 1997 through December 2017, and President and Chief Executive Officer of the Company from August 1993 through December 1996.

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Mr. Bay previously served as a director of Peter Kiewit Sons’, Inc. and of ConAgra Foods, Inc.

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Mr. Bay holds dual United States and Danish citizenship.

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Mr. Bay’s 40 years of experience with Valmont provides an extensive knowledge of Valmont’s operating companies and its lines of business, its long-term strategies and domestic and international growth opportunities.

4 2026 Proxy Statement

Item 1: Board of Directors and Election of Directors
DIRECTOR SINCE: September 2020
BOARD COMMITTEES: Audit Committee (Chair) Governance and Nominating Committee
Ritu Favre

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Ms. Favre, age 57, is the Group President, Test & Measurement Segment, Emerson Electric since October 2023. Emerson Electric had revenue of $18 billion in 2025.

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She was previously the Executive Vice President of Business Units at National Instruments November 2022-October 2023; Executive Vice President and General Manager of Semiconductor and Electronics; Aerospace, Defense, and Government; and Transportation Business Units at National Instruments January 2021-November 2022; and Senior Vice President and General Manager of the Semiconductor Business at National Instruments (2019-2021).

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She was the Chief Executive Officer NEXT Biometrics (2017-2019) and the Senior Vice President, Biometrics Products Division, Synaptics (2014-2016).

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Ms. Favre self-identifies as Asian.

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Ms. Favre previously served on the board of directors of Cohu, Inc., a public semiconductor manufacturing company.

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Ms. Favre holds a Master of Science in Electrical Engineering and has 30 years of experience specializing in the development and management of technology solutions.

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Her engineering, technology, information security and related management experience provides a valuable resource of strategic input to the Valmont board of directors.

DIRECTOR SINCE: October 2019
BOARD COMMITTEES: Human Resources Committee
Richard A. Lanoha

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Mr. Lanoha, age 58, has been President and Chief Executive Officer of Peter Kiewit Sons’ Inc. and Kiewit Corporation since January 2020.

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He was President and Chief Operating Officer of Kiewit 2016-2019.

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He was President of Kiewit Energy Group 2012-2016 and Executive Vice President of Kiewit Industrial Group responsible for Kiewit Energy and Kiewit Power divisions of Kiewit 2010-2012.

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Kiewit’s revenues were in excess of $18 billion in 2025.

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Mr. Lanoha has management experience of infrastructure construction operations at Kiewit and his experience provides a valuable resource of strategic and oversight input to the Valmont board of directors.

DIRECTOR SINCE: February 2026
Paul T. Maass

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Mr. Maass, age 60, is Chief Executive Officer of The Scoular Company, a leading commodity and ingredient agribusiness, and a member of its board of directors since 2016.

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Scoular is one of the largest privately held companies in the U.S with over $7 billion in annual sales.

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Prior to joining Scoular he served in various leadership roles with ConAgra Foods (now Conagra Brands) from 1988-2015.

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Mr. Maass is a member of the board of directors of Lamb-Weston Holding, Inc. (since July 2025) and the Federal Reserve Bank of Kansas City (since 2023).

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He has a Bachelor of Science degree in agricultural business from Iowa State University.

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Mr. Maass has strong leadership and strategic capabilities, and has significant expertise in finance and risk and compliance oversight, providing valuable input to Valmont’s board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES
2026 Proxy Statement 5

Item 1: Board of Directors and Election of Directors
CONTINUING DIRECTORS — TERMS EXPIRE 2028
DIRECTOR SINCE: December 2011
BOARD COMMITTEES: Governance and Nominating Committee (Chair) Audit Committee
James B. Milliken

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Mr. Milliken, age 68, is President of the University of California System since August 2025. The System enrolls nearly 250,000 students and has an annual revenue of over $53 billion.

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He was Chancellor of the University of Texas System from August 2018 to May 2025. He was Chancellor of the City University of New York from June 2014 to May 2018. Mr. Milliken was President of the University of Nebraska from August 2004 to May 2014.

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Mr. Milliken has a law degree from New York University and practiced law on Wall Street before his career in higher education.

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He has led large, complex organizations, having served as CEO of four major university systems over the last 20 years.

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He has led the development of research, education and public-private partnerships in multiple countries, including India, China and Brazil.

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He is a member of the Council on Foreign Relations. Throughout his career, he has worked at the intersection of business and higher education, on the Council on Competitiveness, the Business-Higher Education Forum, and in state economic development.

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Mr. Milliken’s experience in strategy development, management and international engagement provides value to the Valmont board of directors.

DIRECTOR SINCE: February 2012
LEAD DIRECTOR BOARD COMMITTEES: Human Resources Committee Audit Committee
Catherine James Paglia

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Ms. Paglia, age 73, has been a director of Enterprise Asset Management, Inc., a New York based privately held real estate and asset management company since September 1998.

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Ms. Paglia previously spent eight years as a managing director at Morgan Stanley, ten years as a managing director of Interlaken Capital, and served as chief financial officer of two public corporations.

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Ms. Paglia serves on the board of directors of the Columbia Funds.

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Her extensive Wall Street experience and prior service as a chief financial officer of public companies provide an excellent background for membership on Valmont’s Board of Directors, including the Audit Committee.

6 2026 Proxy Statement

Item 1: Board of Directors and Election of Directors
DIRECTOR SINCE: October 2024
BOARD COMMITTEES: Human Resources Committee
Deborah H. Caplan

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Ms. Caplan, age 63, was previously Executive Vice President, Human Resources and Corporate Services, NextEra Energy Inc. from April 2013 to March 2024 and previously Vice President and Chief Operating Officer of Florida Power & Light Company, a NextEra subsidiary. NextEra is a Fortune 200 company.

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Ms. Caplan has a Bachelor’s degree in aerospace engineering from the University of Michigan and a Master’s of Science degree in manufacturing engineering from Boston University.

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She has served as a director of Mid-American Apartment Communities since 2023; Arthur J. Gallagher since May 2024; and previously as a director of Terminix from 2019-2022.

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Ms. Caplan has extensive domestic and international operational experience in management, human resources, supply chain, physical security and cybersecurity positions. Ms. Caplan’s executive experience in human resources strategy is well suited to membership on the Human Resources Committee. Her C-level operations experience makes her well qualified as a member of the Valmont board of directors.

CONTINUING DIRECTORS — TERMS EXPIRE 2027
DIRECTOR SINCE: July 2023
Avner M. Applbaum

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Mr. Applbaum, age 54, has been Chief Executive Officer of the Company since July 2023.

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He served as Executive Vice President and Chief Financial Officer of the Company from March 2020 to July 2023.

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Mr. Applbaum has eighteen years of experience in operational and financial roles at publicly traded manufacturing companies.

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Mr. Applbaum is a Certified Public Accountant (inactive).

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Mr. Applbaum’s extensive experience with manufacturing companies and with Valmont provides valuable knowledge for Valmont’s operations, financial reporting and long-term strategies.

DIRECTOR SINCE: December 2005
BOARD COMMITTEES: Human Resources Committee (Chair) Audit Committee
Daniel P. Neary

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Mr. Neary, age 74, was a member of the board of directors of Mutual of Omaha (full-service and multi-line provider of insurance and financial services) until retirement effective January 2021. Mutual of Omaha’s revenues were in excess of $9 billion in 2021.

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Mr. Neary served as CEO of Mutual from 2004-2015 and as Chairman until January 2018.

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Mr. Neary’s training as an actuary and knowledge of the financial services industry provides valuable background for board oversight of the Company’s accounting matters.

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His experience in strategic development and risk assessment for the Mutual of Omaha insurance companies is well suited to membership on the Valmont board of directors.

2026 Proxy Statement 7

Item 1: Board of Directors and Election of Directors
DIRECTOR SINCE: June 2015
BOARD COMMITTEES: Governance and Nominating Committee
Theo Freye

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Mr. Freye, age 76, retired in October 2014 as CEO of CLAAS KGaA, a $4.5 billion family-owned agricultural machinery firm headquartered in Germany.

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Mr. Freye, a citizen of Germany, has more than 30 years of international machinery experience, including several years as Chairman and President of the North American CLAAS operations and as the General Manager of Caterpillar-CLAAS, a joint venture serving the North American and Australian markets.

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He holds a Master’s Degree in Mechanical Engineering and a Ph.D. in Agricultural Science.

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His extensive international business experience and engineering background provides value to the Valmont board of directors.

DIRECTOR SINCE: September 2020
BOARD COMMITTEES: Human Resources Committee Governance and Nominating Committee
Joan Robinson-Berry

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Ms. Robinson-Berry, age 66, retired in July 2020 as Vice President, Chief Engineer, Boeing Global Services.

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Ms. Robinson-Berry served as Vice President, Engineering, Boeing Global Services (2018-2019), Vice President, General Manager, Boeing South Carolina (2016-2018), and Vice President, Chief Procurement Officer, Boeing Shared Services Group (2012-2016).

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Ms. Robinson-Berry holds a Masters of Science in Engineering Management and Business Administration and has over 35 years of global and domestic experience in engineering, operations, supply management and program management.

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Ms. Robinson-Berry was responsible for product and product services safety, technical integrity and engineering for a $22 billion business unit of Boeing.

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Her engineering and operations experience make her well qualified as a member of the Valmont board of directors.

8 2026 Proxy Statement

Item 1: Board of Directors and Election of Directors
BOARD OF DIRECTORS DIVERSITY
The following diversity matrix applies to eleven members of our board of directors following the Annual Meeting.
	Male	Female
Gender	■ ■ ■ ■ ■ ■ ■	■ ■ ■ ■
African American Directors		■
Asian Directors		■
Directors with Non-U.S. or Dual Citizenship	■ ■
Independent Directors	■ ■ ■ ■ ■ ■	■ ■ ■ ■
Directors joining Board since October 2019	■ ■ ■	■ ■ ■
BOARD OF DIRECTORS SKILLS AND EXPERIENCE
The following matrix provides information regarding the eleven members of our Board following the Annual Meeting, including certain types of knowledge, skills and experience possessed by one or more of our directors, which our Board believes are relevant to our business and industry. The matrix does not encompass all of the knowledge, skills and experience of our directors.
Board leadership experience	■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■
Industrial / manufacturing experience	■ ■ ■ ■ ■ ■ ■ ■
Financial background	■ ■ ■
International experience	■ ■ ■ ■ ■ ■ ■ ■
Corporate governance and oversight background	■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■
Engineering experience	■ ■ ■ ■
Operations experience	■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■
Human capital experience	■ ■ ■ ■ ■ ■ ■ ■ ■
Information technology experience	■ ■ ■ ■ ■ ■ ■
Cybersecurity experience	■ ■ ■ ■ ■
Technology / R&D experience	■ ■ ■ ■ ■ ■ ■ ■
Information technology experience includes management background experience in the areas of information technology policy in governance, risk management, assessment, evaluation, architecture and engineering, or planning. Technology/R&D experience includes management experience in various technologies and related development activities.
2026 Proxy Statement 9

Item 1: Board of Directors and Election of Directors
BOARD COMMITTEES
The Board has the following standing committees: Audit; Human Resources; and Governance and Nominating.
AUDIT COMMITTEE
The current members of the Audit Committee are directors Favre (Chair), Neary, Paglia and Milliken. All members of the Audit Committee are independent within the meaning of the Company’s Corporate Governance Principles and the listing standards of the NYSE. The board has determined that all members of the Audit Committee are qualified as audit committee financial experts within the meaning of SEC regulations. The Audit Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website at investors.valmont.com. The 2025 report of the Audit Committee is included in this proxy statement.
The Audit Committee met six times during 2025. The Audit Committee assists the board by reviewing the integrity of the financial statements of the Company; the qualifications, independence and performance of the Company’s independent auditors and internal auditing department; and compliance by the Company with legal and regulatory requirements. The Committee also oversees the Company’s risk with respect to operational, compliance and financial matters including legal, insurance, information technology and cybersecurity matters. The Audit Committee has sole authority to retain, compensate, oversee and terminate the independent auditor. The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements, and filings with the Securities and Exchange Commission.
The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles, and the Company’s internal control processes. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person. The Audit Committee reviews and approves or disapproves any material related person transaction, i.e., a transaction in which the Company is a participant, the amount involved exceeds $120,000, and a director, executive officer or related person has a direct or indirect material interest. The Audit Committee reports to the board of directors any such material related person transaction that it approves or does not approve.
HUMAN RESOURCES COMMITTEE
The current members of the Human Resources Committee are directors Neary (Chair), Paglia, Lanoha, Robinson-Berry and Caplan. All members of the Human Resources Committee are independent within the meaning of the Company’s Corporate Governance Principles and the listing standards of the NYSE. The Human Resources Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website at investors.valmont.com. The report of the Human Resources Committee is included in this proxy statement.
The Human Resources Committee met four times during 2025. The Human Resources Committee assists the board in fulfilling its responsibilities relating to compensation of the Company’s directors, executive officers, corporate officers and other selected employees. The Committee has responsibility for reviewing, evaluating and approving compensation plans, policies and programs for such persons. The Committee oversees the Company’s risk with respect to human capital resources and compensation matters; the Committee also oversees and receives reports on labor practices, human rights policies, employee health and safety, and employee diversity and inclusion. The Human Resources Committee annually reviews and approves corporate goals and objectives for the chief executive officer’s compensation and evaluates the chief executive officer’s performance in light of those goals and objectives. The Human Resources Committee, together with the other independent directors, determines the chief executive officer’s compensation. The Committee also approves incentive compensation plans and equity-based plans for executive officers and other selected employees. The Committee reviews the Company’s management level organization and programs for management development and succession planning and reviews reports from management on human resources topics as determined by the Committee. The Human Resources Committee has established stock ownership and retention guidelines for company officers, which are described in this proxy statement in Corporate Governance — Governance Actions. The board, upon recommendation of the Human Resources Committee, has established stock ownership guidelines for Company directors, which are described in this proxy statement in Corporate Governance — Governance Actions.
The Human Resources Committee has the authority to retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Committee has engaged the services of Frederic W. Cook & Co., Inc. (FW Cook), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. FW Cook performs services solely on behalf of the Committee and does not perform any services for the Company. The Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Committee.
10 2026 Proxy Statement

Item 1: Board of Directors and Election of Directors
GOVERNANCE AND NOMINATING COMMITTEE
The current members of the Governance and Nominating Committee are directors Milliken (Chair), Freye, Favre and Robinson-Berry. All members of the Governance and Nominating Committee are independent within the meaning of the Company’s Corporate Governance Principles and the listing standards of the NYSE. The Governance and Nominating Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website at investors.valmont.com.
The Governance and Nominating Committee met four times during 2025. The Governance and Nominating Committee assists the board by (1) recommending to the board corporate governance principles for the Company, (2) identifying qualified candidates for membership on the board, proposing to the board a slate of directors for election by the shareholders at each annual meeting, and proposing to the board candidates to fill vacancies on the board, (3) overseeing the Company’s risk with respect to governance structure and related matters, including shareholder engagement, (4) overseeing environmental, health and safety and social risks and (5) overseeing sustainability matters, including climate change, energy management, water standards and carbon management. The Committee oversees Board leadership, succession, onboarding and education. The Committee coordinates the annual self-evaluation by the directors of the board’s performance, the CEO’s performance and the annual performance evaluation by each committee of the board. The Committee oversees the Company’s process for consideration of nominees to the Company’s board of directors. The process is described in Director Nomination Process.
2026 Proxy Statement 11

Governance, Human Capital and Sustainability Highlights
The board of directors has oversight responsibility for risks affecting the Company. The Board has delegated risk oversight with respect to operational, compliance and financial matters, including legal, insurance, cybersecurity and information technology risk, to the Audit Committee. The Board has delegated risk oversight with respect to compensation matters and human capital resource matters to the Human Resources Committee; the Committee also oversees and reviews Company reports on labor practices, human rights policies, employee health and safety, and employee diversity and inclusion. The Board has delegated risk oversight with respect to governance structure related matters, including shareholder engagement, to the Governance and Nominating Committee; the Committee oversees board leadership, succession, onboarding and education. The Board has delegated oversight of policies and operational controls of environmental, health and safety, and social risks to the Governance and Nominating Committee; the Committee also oversees sustainability matters including climate change, energy management, water standards and carbon management.
CORPORATE GOVERNANCE HIGHLIGHTS
DIRECTOR INDEPENDENCE AND BOARD LEADERSHIP
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Ten of the eleven directors serving after the Annual Meeting are independent.

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All Board committees are fully independent.

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Lead independent director presides at executive sessions of the independent directors.

BOARD REFRESHMENT & DIVERSITY
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Six directors have joined the Board since October 2019.

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There is an established retirement age for directors.

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Four directors are women, including one African American and one who self-identifies as Asian. Of the directors serving after the Annual Meeting, two directors were born outside of the United States and two currently have non-U.S. citizenship or dual citizenship.

GOVERNANCE BEST PRACTICES
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The Board has established a majority voting system for the election of directors.

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Directors and executive officers are required to hold shares at multiples of their retainer or salaries.

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Our executive clawback policy provides for the recovery of erroneously awarded equity compensation following a financial restatement due to material noncompliance with financial reporting requirements.

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We have a broader compensation recoupment policy applicable to employees in the event of financial restatements due to fraud.

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Directors, executive officers and corporate officers are prohibited from engaging in pledging or hedging of Company stock.

HUMAN CAPITAL RESOURCES HIGHLIGHTS
WORKFORCE AND POLICIES
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The Human Resources Committee receives periodic reports on workforce profile; recruiting, retention, advancement and compensation practices; and employee wellbeing and engagement, safety and health and welfare benefits.

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Our Code of Business Conduct, published on our website at investors.valmont.com, provides guidance to help each Valmont employee do the right thing. The Code outlines what customers, suppliers, colleagues, shareholders and communities expect of us, and reflects our commitment to acting responsibly and treating each other fairly and with respect.

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As of December 27, 2025, Valmont employed approximately 6,300 employees in the United States and approximately 4,500 employees outside the United States.

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Our Human Rights Policy, published on our website at investors.valmont.com, requires equal opportunity and fair treatment. The Policy prohibits discrimination on the basis of age, race, disability, ethnicity, marital or family status, origin, religion, gender, sexual orientation, veteran status or gender identity.

12 2026 Proxy Statement

Governance, Human Capital and Sustainability Highlights
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Our Political Contributions Policy prohibits the use of Company funds for political purposes.

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Valmont maintains a global whistleblower reporting system available to all employees worldwide.

RECRUITMENT, RETENTION AND ADVANCEMENT
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Our compensation program is designed to attract and retain talent and includes competitive base salaries, annual performance-based incentives for many employees, and annual equity grants to over 350 employees. We provide market-competitive benefits programs tailored to each country in which we operate. In the United States, employees and their families are offered a comprehensive total well-being benefits package designed to support overall wellness, including emotional health resources, medical and dental insurance, paid time off, employer-paid life insurance, short-term and long-term disability coverage, retirement plans, and voluntary programs such as tobacco cessation, Type 2 diabetes reversal, cardiovascular monitoring, mortgage services, home and auto insurance and health coaching. Outside the United States, employees receive statutory benefits and locally competitive programs aligned with regional market practices and legal requirements.

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All qualified applicants receive consideration for employment. In 2025, the Company received over 57,000 applications for over 1,700 open positions. Throughout 2025, approximately 41% of all open positions were filled from within or referred from current employees.

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The Board of Directors conducts an annual review of high performing and high potential talent, including diverse talent and reviews succession plans for critical leadership roles.

SAFETY
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We are committed to fostering a culture in which a healthy and safe workplace is recognized as essential to our operational excellence and long-term success.

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The Human Resources Committee receives periodic safety reports, including total recordable incident rates and lost time incident rates within Valmont. The Company reported in 2025 a 30% reduction in total recordable incident rates since 2022 and a 26% reduction in lost time incident rates since 2022.

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Valmont utilizes the WorkCare Incident Intervention service in the United States to support employees involved in workplace incidents. This program provides immediate and ongoing care through trained professionals and an incident management system designed to improve outcomes and support employee recovery.

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We have implemented a global Health and Safety Playbook to promote consistent standards across operations. The Playbook outlines company policies and practices related to life saving initiatives, occupational health, and business continuity and is designed to reduce workplace incidents, enhance regulatory compliance and support continuous improvement in safety performance.

SUSTAINABILITY HIGHLIGHTS
OVERVIEW
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CEO Applbaum statement:

Valmont is committed to innovate, engineer and manufacture sustainable solutions to increase climate resilience by addressing food insecurity, providing stronger infrastructure and enabling the delivery of reliable energy sources. Our commitment to conserving resources and improving life is deeply integrated into our business model, not only supporting our employees, the communities in which we operate, our customers and the planet, but also ensuring the long-term success and resilience of our business.
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Valmont’s sustainability disclosures include our Sustainability Report, which contains a Sustainability Annex, EEO-1 Report, SASB Disclosure Report, GRI Report, and TCFD Disclosure, published on our website at valmont.com/sustainability. Our Sustainability White Paper and Climate White Paper are published on our website at valmont.com/sustainability. We also publish data in our Sustainability Report on our website relating to energy consumption, water usage, waste and greenhouse gas emissions.

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Valmont’s sustainability initiative was launched in 2015, with measurements focused on electricity, hazardous and non-hazardous waste, combustion fuel, and water usage.

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In 2020, Valmont added a climate change statement to our website, reported on Scope I emissions and the Company’s carbon footprint. The Company also began an electric vehicle program, collected Scope II emissions data, and assessed global combustion fuel goals.

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In 2023, we extended our LED lighting goal (“90/90” program) by one year and report that 90% of our manufacturing facilities have achieved 90% LED lighting transition globally.

2026 Proxy Statement 13

Governance, Human Capital and Sustainability Highlights
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The Company has published the following 2025 sustainability goals in our Sustainability Report: ten percent reduction in carbon emissions, ongoing efforts to reduce normalized electricity usage, nineteen percent reduction in global combustion fuel mobile source emissions and one hundred percent of Valmont’s global manufacturing facilities to adopt low-flow water fixtures for non-production areas; all based on a 2018 baseline.

OPERATIONS
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We strive to improve our use of raw materials, energy and water in the manufacture of our products and provision of our services, and we work to reduce emissions, discharges and wastes generated by our operations.

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Our solar energy and infrastructure products support more resilient, efficient, and lower-carbon energy solutions.

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Our lighting, transportation and sign structures products support community safety efforts, the decongestion of traffic flows and reduction of auto emissions.

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Our wireless communication products help bring reliable high-speed broadband connectivity to both rural and urban areas.

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Our irrigation systems and technology solutions promote the efficient use of water worldwide.

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Our coatings process extends the lifespan of steel structures, allowing for increased protection from weather events and less maintenance throughout the life of the structure.

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The Daugherty Water for Food Global Institute, initially funded by Valmont’s founder Robert B. Daugherty, is organized to improve water management in agriculture and food systems to ensure sustainable food and water security in the face of population increases and a changing climate.

CLIMATE CHANGE
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We believe our electricity transmission and distribution infrastructure products, solar products, and irrigation systems for the efficient use of water for agriculture have resiliency and positively prepare for and respond to the effects of climate change.

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The Board receives quarterly reports by the business leadership teams which include information on innovation required to existing products and/or development of new products to withstand changing climate conditions and extreme weather events and changes in product preferences due to climate change.

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The Board receives annual reports with respect to sustainability goals and initiatives, including climate change reports and communications.

INFORMATION TECHNOLOGY AND CYBERSECURITY
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Our information security program covers a range of cybersecurity activities with a primary objective of protecting and maintaining the confidentiality, integrity and availability of information for our business and customers. The program and our systems are designed to identify and mitigate information security risks and data privacy breaches.

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The Audit Committee receives regular reports on Valmont’s risk and compliance with respect to information technology, cybersecurity data privacy and segregation of duty performance.

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Valmont measures its security performance against the ISO 27001 Framework and Enterprise Risk Management strategies.

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Risk mitigation processes include cybersecurity incident response plan, security awareness training, cybersecurity risk assessment, third party partnerships for threat intelligence, incidence response / escalation and attack surface monitoring.

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Valmont has not experienced a material information security breach in the past three years.

14 2026 Proxy Statement

Corporate Governance
Valmont is committed to having strong corporate governance principles. The board of directors believes such principles are essential to the effective operation of Valmont’s businesses and to maintaining Valmont’s integrity in the marketplace.
OVERVIEW
The board of directors has adopted corporate governance principles which are set out in the Investor Relations section of the Company’s website at investors.valmont.com. The following corporate governance documents also appear on the Company’s website and these documents and the Company’s Corporate Governance Principles are available in print to any shareholder upon request to the Corporate Secretary:
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Code of Business Conduct

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Code of Ethics for Senior Officers

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Audit Committee Charter

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Human Resources Committee Charter

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Governance and Nominating Committee Charter

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Procedures for bringing concerns or complaints to the attention of the Audit Committee

The board met five times during 2025. All directors attended at least 75% of all board meetings and all meetings of Committees on which the director served. Directors are encouraged to attend the annual shareholders’ meeting and all Company directors attended the 2025 annual shareholders’ meeting. The board of directors periodically reviews the Corporate Governance Principles and any changes are communicated to shareholders by posting them on the Company’s website.
BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
The board’s leadership structure in 2025 consisted of a Non-Executive Chairman and a Lead Director. Mr. Bay became Non-Executive Chairman in 2019. All board members have substantial business experience and all board members, with the exception of the Chief Executive Officer, are independent within the meaning of the Company’s corporate governance principles and the NYSE Listing Standards. The Company’s independent directors meet in executive session without management present at every board meeting. The Chief Executive Officer periodically updates the board on succession planning for key officers and the board reviews CEO succession planning in detail annually. Mr. Bay will continue to serve as Chair of the Board until April 2027. Ms. Paglia, current Lead Director, will become Vice Chair of the Board in April 2026 and Chair of the Board in April 2027 (and Valmont will no longer have a lead director).
The board has established the position of Lead Director. The position is currently filled by independent director Catherine James Paglia. The lead director presides at executive sessions of the independent directors, approves director meeting agendas, has the ability to call meetings of the independent directors, reviews the membership of board committees, and serves as a liaison between the independent directors and the Chief Executive Officer. Interested parties who wish to contact the board of directors or the lead director may communicate through the Lead Director by writing to: Lead Director of Valmont Board of Directors, Valmont Industries, Inc., 15000 Valmont Plaza, Suite 202, Omaha, Nebraska 68154.
The board has oversight responsibility for risks affecting the Company. The board has delegated risk oversight with respect to operational, compliance and financial matters including legal, insurance, information technology and cybersecurity risk to the Audit Committee. The board has delegated risk oversight with respect to human capital resources and compensation matters and labor practices, human rights policies, employee health and safety, and employee diversity and inclusion to the Human Resources Committee. The board has delegated risk oversight with respect to governance structure related matters and shareholder engagement, and board leadership, succession, onboarding and education to the Governance and Nominating Committee. The board has delegated risk oversight of policies and operational controls of environmental, health and safety, and social risks, and oversight of sustainability matters, including climate change, energy management, water standards and carbon management, to the Governance and Nominating Committee.
GOVERNANCE ACTIONS
The board of directors and board committees have taken a number of corporate governance actions. The more significant actions include:
■
The board of directors has approved bylaws which adopt a majority voting system for the election of directors.

2026 Proxy Statement 15

Corporate Governance
■
The board of directors has adopted director stock ownership guidelines. The guidelines provide that directors should own Valmont common stock with a value at least equal to five times the director’s annual retainer. Directors have five years after joining the board to meet the guidelines.

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The board of directors has adopted stock ownership and retention guidelines for senior management. The guidelines require an equity position having a value of 6.0 times base salary for the Chief Executive Officer, 2.5 times base salary for the Chief Financial Officer, Executive Vice Presidents, and Group Presidents, 1.5 times base salary for Senior Vice Presidents, and 1.0 times base salary for other corporate officers. The officers are required to retain 50% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines have been attained and maintained. The Company also has a policy prohibiting stock hedging and stock pledges applicable to directors and officers.

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The board of directors has adopted a written clawback policy pursuant to SEC and NYSE rules applicable to executive officers. The policy provides for the recovery of incentive based compensation awarded to current and former executive officers that is received in a three-year period preceding a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under securities laws.

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The board of directors has adopted a broader compensation recoupment policy applicable to any employee who receives incentive awards. The policy generally provides that if Valmont is required to restate its financial statements, due to material noncompliance with any financial reporting requirements, the board of directors may require reimbursement of all or any part of any cash or stock award based on an incentive plan that relates to the performance of Valmont, if the employee engaged in certain conduct which caused or contributed to the need for the restatement. The board of directors has the right to apply the recoupment policy in all cases to the Chief Executive Officer, Chief Financial Officer and Group President (if the conduct occurred in the Group) if an employee engaged in the designated conduct.

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The Human Resources Committee has engaged FW Cook as its independent executive compensation consulting firm. The Company does not engage FW Cook for any services beyond their support of the Human Resources Committee.

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The board of directors has adopted an insider trading policy. A copy is filed with the 2024 Form 10-K. The policy prohibits directors, officers and employees from trading in Company securities when in possession of material nonpublic information and requires Company insiders to trade during quarterly trading window periods and to pre-clear transactions. As provided in the policy, from time to time, Valmont may engage in transactions in its own securities. Valmont’s policy is to comply with all applicable securities and state laws (including appropriate approvals by the Valmont Board of Directors) when engaging in transactions in Valmont securities. Valmont purchases its securities pursuant to the board-authorized share repurchase program either during quarterly trading windows established for Valmont insiders or pursuant to written trading plans complying with SEC Rule 10b5-1.

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The Human Resources Committee generally grants equity awards at regularly scheduled meetings in February (for performance share units) and December (for stock options and restricted stock units) of each year and does not time the granting of equity awards to the disclosure of material nonpublic information or to the fluctuation in the market value of the Company’s common stock.

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The Company does not have a Shareholder Rights Plan.

BOARD INDEPENDENCE
The board of directors is composed of a substantial majority of independent directors. The board has established independence standards for Valmont’s directors. These standards are set forth below and are contained in the Company’s Corporate Governance Principles and follow the director independence standards established by the New York Stock Exchange:
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A director will not be independent if, within the preceding three years (1) the director was employed by Valmont or an immediate family member of the director was an executive officer of Valmont, (2) a Valmont executive officer was on the compensation committee of the board of directors of a company which employed the Valmont director as an executive officer or which employed an immediate family member of the director as an executive officer, or (3) the director or the director’s immediate family member received more than $120,000 during any twelve-month period in direct compensation from Valmont (other than director and committee fees).

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A director will not be independent if (1) the director is an executive officer or an employee, or the director’s immediate family member is an executive officer, of another company and (2) the other company made payments to, or received payments from, Valmont for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of either (i) such other company’s consolidated gross revenues or (ii) Valmont’s consolidated gross revenues.

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A director will not be independent if (1) the director or an immediate family member is a current partner of Valmont’s independent auditor, (2) the director is an employee of Valmont’s independent auditor, (3) the director has an immediate family member who is a

16 2026 Proxy Statement

Corporate Governance
current employee of Valmont’s independent auditor who personally works on Valmont’s audit, or (4) the director or an immediate family member was within the last three years a partner or employee of Valmont’s independent auditor and personally worked on Valmont’s audit within that time.
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Tax-exempt organizations to which Valmont makes contributions shall not be considered “companies” for purposes of these independence standards. However, Valmont will disclose in its annual proxy statement any such contribution which it makes to a tax-exempt organization in which a director serves as an employed executive officer if, within the preceding three years, contributions in any fiscal year exceeded the greater of $1,000,000 or 2% of such tax-exempt organization’s consolidated gross revenues.

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For relationships not covered by the foregoing standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who satisfy the above independence standards. The board’s determination of each director’s independence is disclosed annually in the Company’s proxy statement.

The board has determined that all directors except Mr. Applbaum (the Company’s Chief Executive Officer) have no material relationship with the Company and are independent within the meaning of the Company’s Corporate Governance Principles and the NYSE listing standards. The Directors determined that purchases from a subsidiary of Peter Kiewit Sons’ Inc. (a construction company with in excess of $18 billion revenue) were in the ordinary course of business and immaterial.
DIRECTOR NOMINATION PROCESS
The Governance and Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates from time to time. A shareholder who wishes to recommend a prospective nominee for board membership should notify the Company’s Corporate Secretary in writing at least 120 days before the annual shareholder meeting at which directors are to be elected and include whatever support material the shareholder considers appropriate. The Governance and Nominating Committee will also consider nominations by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations as described in Shareholder Proposals. In 2020, the Committee retained the services of an independent director search firm which resulted in the addition of Joan Robinson-Berry and Ritu Favre to the Board in 2020 and Deborah Caplan in 2024. In 2026 Paul T. Maass was added to the board following recommendation by a non-management director.
The Governance and Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate once it has identified a prospective nominee. This initial determination is based on whatever information is provided to the Committee as well as other information available to or obtained by the Committee. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines that additional consideration is warranted, it may request a third-party search firm or other third parties to gather additional information about the prospective nominee.
The Committee evaluates each prospective nominee in light of the standards and qualifications set out in the Company’s Corporate Governance Principles, including:
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Background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director, and the ability to represent all shareholders and not a particular interest group.

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Board skill needs, taking into account the experience of current board members, the candidate’s ability to work in a collaborative culture with other board members, and the candidate’s qualifications as independent and qualifications to serve on the Audit Committee, Human Resources Committee, and/or Governance and Nominating Committee.

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Diversity, including gender, race and national origin.

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Both domestic and international business experience, which should reflect a broad experience at the policy-making level in business, government or education.

The Committee also considers such other relevant factors as it deems appropriate. In connection with the evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee interview prospective nominees, by telephone, video or in person. After completing this evaluation process, the Committee makes a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendations of the Committee. The Committee assesses the effectiveness of its policies in determining nominees for director as part of its annual performance evaluation.
2026 Proxy Statement 17

Compensation Discussion and Analysis
GENERAL
The following compensation discussion and analysis provides information which the Human Resources Committee of the board of directors (the Committee) believes is relevant to an assessment and understanding of Valmont’s executive compensation programs. This discussion should be read in conjunction with these sections of the proxy statement: (1) the summary compensation table and related tables, (2) the Committee information in the corporate governance section and (3) the compensation summary in the advisory vote on executive compensation section.
SAY-ON-PAY VOTE
Valmont conducted its first advisory vote on executive compensation in April 2011. The compensation resolution has passed with at least 95% of the vote in each year, including 96.3% in 2025. Valmont’s shareholders in April 2023 cast 97.0% of their votes in favor of an annual frequency say-on-pay vote. The board of directors and the Committee considered these results in determining compensation policies and decisions, and determined to hold annual say-on-pay votes and, based on the significant level of shareholder support, to continue the current compensation objectives, strategies, processes and practices described below.
COMPENSATION OBJECTIVES AND STRATEGIES
Valmont’s executive compensation programs, policies and practices are approved by the Committee. The compensation programs apply to executive officers and to certain key employees who are not executive officers. The programs specifically apply to the executive officers listed in the summary compensation table (named executive officers).
The Committee has established Valmont compensation objectives pursuant to which Valmont’s compensation programs are designed to:
■ Provide target total compensation levels at competitive market rates to attract, retain, motivate and reward the performance of executive officers and other key employees;

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Direct management focus to (1) the long-term growth of the Company, (2) enhance shareholder value, and (3) ensure that executive officers have significant equity ownership without increasing dilution over acceptable levels; and

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Pay for performance by providing performance-based incentive plans measured against pre-established targets, with no guaranteed minimum payment provisions, and with actual payments above median market levels for exceeding performance targets and below median market levels if performance targets are not achieved.

The Committee established compensation strategies designed to carry out the compensation objectives, including:

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Target total compensation evaluated by position, on an annual basis, against like positions in companies of similar sales volume, according to data provided by the Committee’s independent compensation consultant; and

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Base pay, annual incentives and long-term incentives targeted at market median levels, such that actual compensation will be above median if performance exceeds targets and below median when performance is below targets.

The Committee has engaged FW Cook as the Committee’s independent executive compensation consultant. FW Cook reports directly to the Committee and provides advice to the Committee on the structure and amounts of executive and non-employee director compensation. FW Cook provides no other services to the Company.
COMPENSATION PROCESSES AND PRACTICES
The Committee follows certain processes and practices in connection with the structure and implementation of executive compensation plans.
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The elements of target total compensation are reviewed annually against general industry survey data and a peer group developed by FW Cook and approved by the Committee. The Committee uses the survey data and peer group information to assess the competitiveness of target compensation levels and pay mix for the CEO, CFO and other executives.

18 2026 Proxy Statement

Compensation Discussion and Analysis
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The Company has used as its primary benchmark surveys based on market data provided by FW Cook adjusted to provide market compensation levels for companies within a range of Valmont’s annual revenues. For 2025 compensation established in December 2024 (for 2025 base salaries) and February 2025 (for 2025 incentive plans), the Committee used a national general industry survey of approximately 500 companies. The survey data was size adjusted to Valmont’s 2024 revenues of approximately $4.1 billion. The competitive medians referenced below for base salary, target annual incentives and target long-term incentives are the competitive medians based on the survey data.

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For 2026 compensation established by the Committee in December 2025 (for 2026 base salaries) and February 2026 (for 2026 incentive plans), the Committee again used a national general industry survey provided by FW Cook of approximately 500 companies. Similarly, the survey data was size adjusted to Valmont’s 2025 revenues of approximately $4.1 billion.

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The Committee also used a peer group developed by FW Cook as a supplemental benchmark of CEO and CFO target pay levels. FW Cook advised that, due to differences in the jobs of the individuals reported in the proxies of the peer group companies, consistent and reliable comparable compensation information was available only for the CEO and CFO. The peer group for 2025 compensation consisted of the following seventeen companies:

■ Acuity	■ Crane Co.	■ Regal Rexnord
■ Arcosa	■ First Solar	■ Snap-on
■ Barnes Group	■ FlowServe Corporation	■ Toro Company
■ Belden	■ Hubbell	■ Watts Water Technologies
■ Carlisle Companies	■ Pentair	■ Xylem
■ Comfort Systems	■ Qorvo

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The Committee, on FW Cook’s recommendation, revised the peer group in October 2025 (for purposes of the 2026 compensation program) (i) by removing Barnes Group, which was acquired in 2025, and removing Comfort Systems, Hubbell and Xylem, due to their being significantly larger sized with outsized market capitalization and (ii) adding Atkore, AZZ and Timken, due to comparable financial metrics, global operations and business fit. The Company’s peer group consists of sixteen companies following this change.

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The Company’s revenues ($4.1 billion for 2025) approximated the median of the new peer group ($4.1 billion).

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The Committee also reviews a tally sheet with respect to the total compensation (target and actual) of each named executive officer and each group president. The Committee utilizes tally sheets as a reference point to ensure that the Committee has a comprehensive picture of the compensation paid and payable to each executive officer. The Committee uses market data provided by FW Cook as one of the primary factors in executive compensation decisions and the tally sheets are not determinative with respect to any particular element of compensation.

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The compensation programs provide for both cash and equity elements. Base salary and annual incentives are paid in cash. Long-term incentives for the 2023-2025 and subsequent long-term plans consisted of Company performance share units (“PSUs”) payable in Valmont stock. Stock options and restricted stock units (“RSUs”) are settled in equity.

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The Committee determines the mix of cash and equity compensation. The Committee has no pre-established policy for the allocation between either cash and equity or short-term and long-term incentive compensation and uses the market data provided by FW Cook to inform the appropriate level of each compensation program element. The Committee believes that a majority of an executive’s overall compensation opportunity should be incentive-based.

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The structure of all incentive compensation plans is reviewed periodically to assure their linkage to the current strategies, objectives and performance goals.

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The Committee’s policy is to establish base salary, target annual incentives and long-term incentive grant values with targets at or near the competitive median level and potential payouts of incentives up to 200% of target when performance significantly exceeds targets. The annual incentive and long-term incentive targets are established for each executive officer by using a percentage of base salary that is generally aligned with the competitive market median for the executive. There are no material differences in compensation policies with respect to individual executive officers.

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Executive compensation generally produces ordinary income to the executive and a corresponding tax deduction for Valmont, except for amounts deferred under Valmont’s qualified and related nonqualified plans, amounts subject to future vesting, and amounts related to stock awards which are subject to special accounting and tax provisions. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain officers. Consequently, compensation paid to certain officers in excess of $1 million may not be deductible.

2026 Proxy Statement 19

Compensation Discussion and Analysis
ELEMENTS OF COMPENSATION.
Valmont’s executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.
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The three components are base salary, annual performance incentives, and long-term performance incentives (which consist of equity incentives). For 2025, base salary accounted for approximately 22.3% of the total target annualized compensation of the ongoing named executive officers and incentive compensation accounted for approximately 77.7% of such total compensation.

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Valmont’s executive officers do not have employment agreements.

■
Valmont’s 2022 Stock Plan provides for accelerated vesting of non-vested amounts in the event of an involuntary termination following a change-of-control. See Potential Payments Upon Termination or Change-in-Control.

■
Valmont does not have a pension plan. Valmont’s executive officers do participate in its 401(k) Plan and also participate in the related non-qualified supplemental benefit plan.

■
Valmont does not maintain a perquisite program for its executive officers. Amounts relating to the limited use of Company aircraft for personal travel are included in the summary compensation table.

■
Valmont has an executive compensation recoupment policy covering cash and equity described on page 12. The policy is broader than the SEC-required Policy for the Recovery of Erroneously Awarded Compensation.

■
Valmont has policies prohibiting hedging and pledging of Company stock by directors and officers.

2025 COMPENSATION PROGRAM ELEMENTS
BASE SALARY
Base salary is targeted at the competitive median level. Competitive median levels for 2025 were provided by FW Cook based on national general survey data which was the primary market reference point. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers and other key employees are reviewed by the Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.
The Committee reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers and other key employees (other than the Chief Executive Officer). The annual salary plan is developed by the Company’s Human Resources staff, under the ultimate direction of the Chief Executive Officer, and is based on national surveys of companies with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The salary plan is modified as deemed appropriate and approved by the Committee. The Committee reviews and establishes the base salary of the Chief Executive Officer based on competitive compensation data provided by FW Cook using data for similar sized companies and the Committee’s assessment of his past performance, his leadership in establishing performance standards in the conduct of the Company’s business, and its expectation as to his future contribution in directing the long-term success of the Company and its businesses.
The Committee continued the Company’s combined matching contribution under the Valmont Employees Retirement Savings Plan (a 401(k) plan) and related Restoration Plan (a non-qualified plan in place since 2002 designed to restore benefits otherwise limited by IRS regulations).
The Company’s contributions to such plans for 2025 compensation (4.5% of covered compensation) for the named executive officers (which matched the amounts contributed by such executive officers) are set forth in the Non-Qualified Deferred Compensation table.
Based on the factors described above, the Committee in December 2024 reviewed the base salaries of executive officers for 2025. The base salaries for Messrs. Applbaum, Liguori, Donahue and Matthews were each increased 3.5% to $1,052,000, $672,750, $642,735 and $543,375, respectively. In connection with their promotions within the Infrastructure segment in April 2025, Mr. Colwell’s annual base salary was increased 4.6% to $580,000 and Mr. Turi’s annual salary was increased 10.4% to $480,000, prorated from the date of their promotions.
The Committee reviewed executive base salaries for 2026 in December 2025 based on the same factors described above. The base salary for Mr. Applbaum was increased 6% and the base salary for Mr. Liguori was increased 5%. The base salaries for Messrs. Colwell, Matthews and Turi were each increased 3.5%.
ANNUAL INCENTIVES
The Company’s short-term incentives for 2025 were established by the Committee. The Committee determined annual incentives for 2025 for corporate-level participants, which include the named executive officers, were based 75% on net earnings improvement and 25% on revenue growth. Annual incentives are targeted at the competitive median level as provided by FW Cook. For 2025, each named executive officer’s annual incentive opportunity ranged from 0% to 200% of the target, depending on the level of achievement of the Company’s performance goals.
20 2026 Proxy Statement

Compensation Discussion and Analysis
For named executive officers’ 2025 annual incentives, a target incentive was established ranging from 60% to 115% of base salary, and performance goals were set based on net earnings and revenue growth results.
2025 TARGET ANNUAL INCENTIVES — PERCENTAGE OF BASE SALARY
Mr. Applbaum	115%
Mr. Liguori	80%
Mr. Matthews	70%
Mr. Colwell	70%*
Mr. Turi	60%*
Mr. Donahue	70%

*
Prorated from promotion in April 2025.

A minimum threshold level of performance had to be attained before any incentive was earned by an executive officer. Payout under the plan to any executive officer was capped at two times the target incentive. Participants, thresholds and specific performance levels are established by the Committee at the beginning of each fiscal year. The Committee may also award discretionary non-incentive-based bonuses to an executive officer to recognize exceptional performance in a particular year. No discretionary awards were made to named executive officers with respect to performance in the last three years.
The Committee approved in February 2025 participation, including executive officers, in the short-term incentive program for 2025. Each performance measure operates independently. The Committee established the measures below to be used for the incentive threshold (payout at 50% of target), target incentive (payout at target), and maximum incentive (payout at 200% of target) for both 2025 net earnings improvement and 2025 revenue growth. Payouts are linearly interpolated for performance between threshold/target and target/maximum performance levels. There is no payout for each metric for performance below threshold.
CORPORATE NET EARNINGS
(75% weight for corporate executives)
	Threshold (0.5x target)	Target (1x target)	Maximum (2x target)
2025	$331 million	$369 million	$441 million
REVENUE
(25% weight for corporate executives)
	Threshold (0.5x target)	Target (1x target)	Maximum (2x target)
2025	$4,009 million	$4,280 million	$4,350 million
The threshold, target and maximum amounts for revenue growth represent total revenue numbers. The 2025 net earnings were adjusted. The adjusted net earnings were $371.5 million (GAAP net earnings of $350.3 million, increased by (i) $91.4 million of long-lived asset impairments, (ii) $16.1 million of realignment expense, (iii) $3.9 million of other non-recurring charges and decreased by (i) $10.9 million license asset write-off, (ii) $0.8 million of tax effect of the adjustments and (iii) $78.5 million non-recurring tax benefits, which resulted in net earnings performance at 103.5% of target. The 2025 revenue was $4,104.1 million which resulted in performance at 67.5% of target. The combination of the two factors resulted in an annual incentive payout for the named executive officers at 94.5% of target for 2025.
2026 Proxy Statement 21

Compensation Discussion and Analysis
Based on the 2025 results, annual incentive payouts for 2025 were as follows:
2025 ANNUAL INCENTIVES ($)
Mr. Applbaum	1,143,261
Mr. Liguori	508,599
Mr. Colwell	356,995
Mr. Matthews	359,443
Mr. Turi	246,481
Mr. Donahue	425,169
The annual incentive payouts, expressed as a percentage of target, for the prior nine fiscal years, was as follows:
2024	159.0%
2023	121.3%
2022	197.6%
2021	200.0%
2020	159.4%
2019	57.7%
2018	49.8%
2017	89.8%
2016	67.0%
LONG-TERM PERFORMANCE INCENTIVES
Long-term performance incentives for senior management in 2025 were provided in two ways: through the long-term performance share program, and through equity awards, each granted under the shareholder approved 2022 Stock Plan. Both long-term performance incentive programs (long-term performance share plan and equity awards) are targeted at competitive median levels. Competitive median levels are provided by FW Cook. For the three-year award cycle ended in 2025, each named executive officer’s long-term incentive opportunity under the performance share program ranged from 0% to 200% of the targeted incentive, depending on the level of achievement of the Company’s performance goals.
The current long-term performance share programs operate on three-year award cycles. The Committee selects participants, establishes target awards, and determines a performance matrix. The Committee in February 2023 approved the performance matrixes for the award cycle ending in 2025 to encourage both the effective use of the Company’s capital and the growth of its earnings, and consequently the matrix was based on average return on invested capital or “ROIC” and cumulative compound operating income growth or “OIG”, weighted 70% ROIC and 30% OIG, at the beginning of the award cycle. Each performance measure operates independently. The Committee established the following performance measures for ROIC and OIG for the award cycle ending in 2025:
	OIG (30% Weight)	ROIC (70% Weight)	Cumulative Payout as % of Target
Maximum	15%	16.0%	200%
Stretch	10%	15.10%	150%
Target	5%	14.0%	100%
Threshold	0%	12.5%	50%
Below Threshold	Below 0%	Below 12.5%	0%
22 2026 Proxy Statement

Compensation Discussion and Analysis
The Committee in February 2023 selected the participants, including the named executive officers, for participation in the three-year award cycle ending in 2025. Targets for the 2023-2025 award cycle for the named executive officers were established based on a predetermined percentage ranging from 40% to 200.0% of base salary, which amount was converted to PSUs valued at the Company’s stock price at the beginning of the performance period (which for the 2023-2025 performance period was a thirty-day average of $332.59). The percentage of base salary for the named executive officers was:
Percentage of Salary
Mr. Applbaum	90% / 207.5%*
Mr. Liguori	80%**
Mr. Colwell	65%
Mr. Matthews	80%**
Mr. Turi	65%
Mr. Donahue	80%

*
Prorated from Mr. Applbaum’s appointment as CEO on July 11, 2024.

**
Prorated from Mr. Liguori’s and Mr. Matthews’ hire dates in 2024.

The performance matrix provides for the potential payouts to be increased or decreased in number based on greater or lesser levels of performance. Earned PSUs are issued at the end of the performance period, the value of payouts may be higher or lower based on the Company’s stock price performance during the award cycle. Performance incentives are generally forfeited if a participant leaves the Company before the end of the performance cycle. Prorated awards may be earned based on performance results in the event of death, disability, normal retirement, termination of employment without cause one year after grant, or a change in control. Earned PSUs are capped at two times the target number of PSUs. The Committee approves the number of PSUs to be paid following a review of results at the end of each performance cycle. Awards are paid in shares of common stock.
Based on the above described ROIC and OIG performance goals established by the Committee, the Company’s three-year average ROIC on an adjusted basis was 14.60% and the three-year cumulative compound adjusted operating income growth was 2.30%, resulting in PSUs earned for the 2023-2025 period at 102.9% of target. The Company’s calculation of return on invested capital for the three years on an adjusted basis is on page 38. The 2023 adjusted operating income (GAAP operating income of $291 million increased by (i) $176 million pre-tax impairment of long-lived assets and organizational realignment expenses, (ii) $5.4 million of other pre-tax non-recurring expenses and (iii) $10.9 million Prospera pre-tax intangible asset amortization and Prospera share compensation) was $483.3 million. There were no adjustments to 2024 operating income. The 2025 adjusted operating income (GAAP operating income of $415.6 million) decreased by $100.09 million tax benefit, consisting of a GAAP tax rate effect of $26.3 million and worthless securities deduction of $73.8 million, was $315.5 million.
The Company’s stock price during the performance period increased from a start date 30 day average of $332.59 to $412.20 which increased the value of the earned PSUs. The 2023-2025 long-term incentives were paid in Company common stock. Long-term plan shares were earned by the named executive officers as follows:
2023-2025 EARNED LONG-TERM INCENTIVES
Mr. Applbaum	3,717 shares
Mr. Liguori	714 shares
Mr. Colwell	913 shares
Mr. Matthews	541 shares
Mr. Turi	289 shares
Mr. Donahue	1,347 shares
2026 Proxy Statement 23

Compensation Discussion and Analysis
The long-term incentive earnouts, expressed as a percentage of target, for the three-year periods ending in the nine prior fiscal years, was as follows:
2024	200.0%
2023	200.0%
2022	190.0%
2021	88.6%
2020	0%
2019	65.8%
2018	114.3%
2017	0%
2016	0%
Mr. Donahue participated in the 2024-2026 and 2025-2027 long-term incentive plans until December 27, 2025 and received on a prorated basis 3,335 shares under the plans based on the projected level of achievement as determined by the Committee in February 2026.
In February 2025, the Committee selected the participants and established the performance goals for the 2025-2027 award cycle; the performance goals for the cycle ending in 2027 are again based on a combination of growth in operating income and return on invested capital weighted 70% to ROIC and 30% to OIG, with each metric independently weighted. Targets were established for named executive officers based on a percentage of base salary ranging from 40% to 237.5% and performance targets established at 17.0% average ROIC and 5% OIG growth. Any 2025-2027 long term incentive award will be paid in shares of common stock.
STOCK INCENTIVES AND OWNERSHIP GUIDELINES
The board of directors, upon recommendation of the Committee, has established stock ownership and retention guidelines for senior management. The guidelines require an equity position (shares owned and restricted share units held) having a value of 6.0 times base salary for the Chief Executive Officer, 2.5 times base salary for the Chief Financial Officer, Executive Vice Presidents and Group Presidents, 1.5 times base salary for senior vice presidents and 1.0 times base salary for other corporate officers. The officers are required to retain 50% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines have been attained and maintained. All ongoing named executive officers currently meet the targets using the closing stock price on the March 2, 2026 record date with the exception of Mr. Liguori and Mr. Matthews each of whom joined the Company in 2024.
Long-term stock incentives are provided through grants of stock options and RSUs to executive officers and other key employees pursuant to the shareholder approved 2018 Stock Plan and 2022 Stock Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term shareholder value. Such grants for executive officers were in 2023, 2024 and 2025 made at the regularly scheduled Committee meeting in December of each year as part of the compensation for the upcoming year. Stock options are exercisable at the market value on the date of grant and have value only if the Company’s stock price increases. Stock options granted during 2025 vest beginning on the first anniversary of the grant in equal amounts over three years and expire ten years after the date of grant.
Employees must be employed by the Company at the time of vesting in order to exercise the options. Options also vest on death, disability and involuntary termination following a change-of-control. If an employee retires after age 55 (with five years of service) and age and service adds up to 70 along with a 6 month notice, options continue to vest and be exercisable according to the original terms. The Company’s stock plans prohibit repricing. RSUs vest in no less than three equal installments beginning on the first anniversary of the grant; the units also vest on death, disability and involuntary termination following a change-of-control, and vesting is prorated for job elimination and continue to vest in full if the one year service requirement has been met if an employee retires after age 55 (with five years of service) and age and service adds up to 70 along with a 6 month notice.
The Committee establishes the number and terms of the options and RSUs granted under the stock plans. The Committee established the terms and provisions of such equity grants based on industry standards as provided to the Committee by its independent compensation consultant. The Committee established the number of options and RSUs to each executive officer so that the aggregate long-term incentive compensation would be targeted at competitive median levels. The value used in determining the number of stock options granted to each executive officer was computed based on the Company’s estimate of the options’ fair value at the time of grant, using the valuation assumptions described in the following sentence. The fair value of the options granted are reflected in the Summary Compensation Table as computed with subsequently refined assumptions in accordance with FASB Accounting Standards Codification Topic 718, which is described in footnote 11 to the Company’s consolidated financial statements. The Committee encourages executives to build a substantial ownership investment in the Company’s common stock. The table on page 3 reflects the ownership position of the directors and executive officers at March 2, 2026.
24 2026 Proxy Statement

Compensation Discussion and Analysis
Outstanding performance by an individual executive officer is recognized through larger equity grants. The Committee, in determining grants of equity under the stock plans, also reviews and considers the executive’s history of retaining shares previously obtained through the exercise of prior options and restricted stock grants. In December 2025, stock options and/or RSUs were granted to named executive officers with a fair market value of a percentage of base salary as follows:
Percentage of Base Salary
Mr. Applbaum	262.5%
Mr. Liguori	90%
Mr. Colwell	80%
Mr. Matthews	80%
Mr. Turi	65%
The amounts were established so that aggregate long-term incentive compensation would be targeted at competitive median levels. Competitive median levels are provided by FW Cook based on the primary benchmark national general industry survey data.
The Committee granted options for an aggregate of 22,216 shares and 36,249 RSUs, for an aggregate of 58,465 shares, to a total of 359 employees in December 2025, including options and RSUs to named executive officers as described below. The Committee granted 5,211 RSUs to directors in April 2025.
The Committee determined that the annual equity grants to the executive officers should be 50% stock options and 50% RSUs (on a value basis), to reflect current market practices as determined by FW Cook. In December 2025, the Committee granted the following stock options and RSUs to the named executive officers:
DECEMBER 2025 STOCK GRANTS
	Stock Options	RSUs
Mr. Applbaum	10,931	3,552
Mr. Liguori	2,374	771
Mr. Matthews	1,680	546
Mr. Colwell	1,793	582
Mr. Turi	1,205	391
The option grants and restricted stock unit grants vest in equal installments over three years; the options have a ten-year term. The Committee determined that such grants were appropriate long-term incentives, based on market data and the Committee’s review of each executive’s performance. Mr. Donahue entered into a separation agreement in 2025 and did not receive option grants or RSUs.
The Committee believes that the programs described above provide compensation that is competitive with comparable companies, link executive and shareholder interests and provide the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company’s performance, and shareholder value.
EXECUTIVE OFFICER CHANGE PAYMENTS
On May 14, 2025, Valmont entered into a separation agreement with Mr. Donahue specifying the terms of his separation, and the orderly transition of his duties and responsibilities. As previously reported, Mr. Donahue’s executive position was eliminated on April 29, 2025 and he transitioned to a non-executive advisor role with Valmont. Pursuant to the agreement, Mr. Donahue remained in the employ of Valmont until December 27, 2025. He agreed to confidentiality, cooperation and restrictive covenants as provided in the agreement. In consideration of the foregoing he continued to receive his base salary and health benefits until the end of his employment. Subject to conditions in the agreement, he received (i) cash severance according to Valmont’s general severance policy, equal to 20 weeks of his base salary plus one week for each year of his service (7 weeks), (ii) his previously awarded RSUs and stock options continued on the grant date terms to vest while he was employed (until December 27, 2025), and (iii) he continued to participate at his previously granted performance award levels on the grant date terms in Valmont’s 2025 short-term incentive plan and on a prorated basis (to December 27, 2025) in the 2023-2025, 2024-2026 and 2025‑2027 long-term incentive plans. His RSUs, stock options and PSUs that were not vested by December 27, 2025 were forfeited.
2026 Proxy Statement 25

Compensation Discussion and Analysis
HEDGING AND PLEDGING POLICY
Valmont’s policy prohibiting directors and officers from hedging or pledging Company stock has been in effect for more than ten years. The current policy prohibits hedging and pledging transactions by directors, executive officers, corporate officers and group presidents with respect to any Valmont equity securities held directly or indirectly by such persons. Hedges are any transactions designed to hedge or offset any decrease in the market value of Valmont equity securities. Such transactions include short-sales, prepaid variable forward contracts, equity swaps, collars, and exchanges.
COMPENSATION RISK ASSESSMENT
The Human Resources Committee in February 2026 conducted a risk assessment of the Company’s compensation programs which was reviewed by its independent compensation consultant. The Committee determined that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Committee believes the programs are designed to promote long-term value creation and do not motivate imprudent risk taking. The Company sets performance goals that are reasonable in light of past performance and market conditions. The annual and long-term incentive plans for executives and senior management use an aggregate of three or more company-wide and segment performance metrics which provide for sliding scale incentives rather than an all-or- nothing approach; all such incentives have thresholds before they are paid and all are capped. The long-term incentives, consisting of PSUs, stock options and RSUs, have a three-year performance period or vesting period and consequently the value to executives varies with the Company’s stock price over the period. The Company has a stock retention policy which requires retention of 50% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until stock ownership guidelines are met. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company has an executive clawback policy for the recovery of erroneously awarded incentive compensation following a financial restatement due to material noncompliance with financial reporting requirements. The Company has a broader compensation recoupment policy applicable to employees in the event of financial restatements due to fraud. The Company also has policies which prohibit the hedging or pledging of Company stock by directors and officers.
26 2026 Proxy Statement

Human Resources Committee Report
The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.
HUMAN RESOURCES COMMITTEE
Daniel P. Neary, Chairman
Catherine James Paglia
Richard Lanoha
Joan Robinson-Berry
Deborah H. Caplan
2026 Proxy Statement 27

Pay Ratio Information
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer (CEO) for our fiscal year 2025. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with applicable securities regulations.
For our fiscal year ended December 27, 2025:
■
The median of the annual total compensation of all employees of our company (other than our CEO) was $63,697.

■
The annual total compensation of our CEO as reported in the Summary Compensation Table was $7,762,266.

■
Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 121.9 to 1.

To identify the median of the annual total compensation of all our employees, we selected September 30, 2025 as the date for data gathering to identify the median employee because it enabled us to make such determination in a reasonably efficient and economical manner. We used the total cash compensation (base salary, cash bonuses and cash incentives) of all employees globally as reflected in payroll records. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.
We did not use the same median employee as we did in 2024, since we are required to use a new median employee at least every three years pursuant to SEC rules.
Once we identified our median employee, we combined all elements of such employee’s compensation for 2025 to arrive at such employee’s total compensation in the same manner as we arrived at our CEO’s total compensation as set forth in the Summary Compensation Table.
28 2026 Proxy Statement

Executive Compensation
SUMMARY COMPENSATION TABLE
	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Avner M. Applbaum President and Chief Executive Officer	2025	1,052,000	0	3,961,817	1,423,435	1,143,261	181,753	7,762,266
	2024	1,016,000	0	3,357,179	1,283,259	1,776,984	206,288	7,639,710
	2023	776,905	0	2,555,897	1,599,138	937,977	86,483	5,956,400
Thomas Liguori Executive Vice-President And Chief Financial Officer(5)	2025	672,750	0	923,104	309,142	508,599	69,743	2,483,338
	2024	205,000	0	1,098,072	310,947	260,760	41,174	1,915,953
Christopher Colwell President Infrastructure – Utility, L&T, Coatings(5)	2025	570,133	0	692,167	233,484	356,995	53,971	1,906,750
Darryl Matthews Group President Agriculture(5)	2025	543,375	0	659,636	218,770	359,443	55,653	1,836,877
Gregory Turi President Infrastructure – Telecommunications and International(5)	2025	462,577	0	440,680	156,915	246,481	39,319	1,345,972
J. Timothy Donahue Former Group President Infrastructure(6)	2025	642,735	0	513,900	0	425,169	359,791	1,941,595
	2024	621,000	0	1,353,650	264,074	851,143	22,875	3,112,742
	2023	564,030	0	684,244	305,386	478,918	22,500	2,055,078

(1)
Stock awards granted to named executive officers consists of the grant date fair value of  (1) PSUs granted in February 2025 (based on the target award amount) and (2) RSUs granted in December 2025. The maximum award value, if earned (exclusive of increases in performance share value based on increases in the Company’s stock price) would be two times the amounts shown in this column for the PSUs. See Compensation Discussion and Analysis for a description of these awards and footnote 11 to the Company’s consolidated financial statements.

(2)
Option awards reflects the aggregate grant date fair value of stock options computed in accordance with FASB Accounting Standards Codification Topic 718. See footnote 11 to the Company’s consolidated financial statements for the assumptions used in the valuation of these awards. The exercise price of options granted in December 2025 to the named executive officers was $411.97.

(3)
Non-equity incentive plan compensation reflects amounts earned under 2025 annual incentives. See 2025 Compensation Program Elements — Annual Incentives.

(4)
All Other Compensation of  $93,887 for Mr. Applbaum, $62,715 for Mr. Liguori, $53,971 for Mr. Colwell, $43,684 for Mr. Matthews, $39,319 for Mr. Turi and $26,063 for Mr. Donahue, reflects amounts contributed by the Company to its 401(k) plan and related supplemental benefit plan, which matches the amounts contributed in 2025 by executive officers in accordance with plan provisions; such Company contributions are 4.5% of the executive officer’s salary, bonus and incentives that are paid in cash. Contributions to the supplemental benefit plan are based on cash compensation, a majority of which is performance based and variable and is paid only if performance levels are met. All other Compensation for Mr. Applbaum includes $87,866 with respect to personal use of Company aircraft based on the Company’s variable operating cost. All Other Compensation includes relocation expenses for Mr. Liguori and for Mr. Matthews. All Other Compensation for Mr. Donahue includes $333,728 in severance paid, see 2025 Executive Leadership Changes in Compensation Discussion and Analysis.

(5)
On August 22, 2024, the Valmont board of directors appointed Mr. Liguori as Executive Vice President and Chief Financial Officer. Messrs. Matthews, Colwell and Turi became named executive officers in 2025.

(6)
Pursuant to his separation agreement, Mr. Donahue agreed to remain in the employ of Valmont to provide transition and consulting services as requested until December 27, 2025. The following equity awards to Mr. Donahue did not vest by December 27, 2025 and were forfeited: (i) 2,104 RSUs, (ii) 3,076 options, (iii) 749 PSUs under the three-year plan ending 2026 and (iv) 1,030 PSUs under the three-year plan ending 2027. See Compensation Discussion and Analysis.

2026 Proxy Statement 29

Executive Compensation
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2025
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Award ($)(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Avner M. Applbaum	02/24/2025	604,900	1,209,800	2,419,600	3,752	7,504	15,008
	12/15/2025							3,552	10,931	411.97	2,886,752
Thomas Liguori	02/24/2025	269,100	538,200	1,076,400	909	1,819	3,637
	12/15/2025							771	2,374	411.97	626,771
Christopher Colwell	02/24/2025				541	1,082	2,164
	05/04/2025				145	291	582
	05/04/2025	188,886	377,772	755,544	138	276	552
	12/15/2025							582	1,793	411.97	473,250
Darryl Matthews	02/24/2025	190,181	380,363	760,725	653	1,306	2,611
	12/15/2025							546	1,680	411.97	443,705
Gregory Turi	02/24/2025				261	522	1,044
	05/04/2025				180	361	722
	05/04/2025	130,413	260,827	521,654	184	368	736
	12/15/2025							391	1,205	411.97	317,995
J. Timothy Donahue	02/24/2025	224,957	449,915	899,829	772	1,544	3,088

(1)
Non-equity incentive awards were made with respect to the Company’s 2025 annual incentive plan. Equity incentive plan awards represent PSUs under the Company’s 2025-2027 long-term incentive plan awarded to the executive officers and additional PSUs awarded to Mr. Colwell and Mr. Turi under the 2024-2026 long-term incentive plan and the 2025-2027 long-term incentive plan upon their promotions. See Compensation Discussion and Analysis for a description of the plans. PSUs, option awards and restricted stock unit awards are made under the shareholder-approved 2022 Stock Plan.

(2)
See footnote 11 to the Company’s consolidated financial statements for the assumptions used in valuing these awards.

30 2026 Proxy Statement

Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
Avner M. Applbaum	5,295	0	0	168.80	12/14/2030	8,017	3,304,607	3,613	1,489,279
	4,242	0	0	252.89	12/13/2031			9,529	3,927,854
	3,314	0	0	332.63	12/12/2032			7,504	3,093,149
	2,441	1,220	0	264.75	07/31/2033
	12,166	6,083	0	223.02	12/11/2033
	3,988	7,976	0	331.47	12/16/2034
	0	10,931	0	411.97	12/15/2035
Thomas Liguori	966	1,933	0	331.47	12/16/2034	1,756	723,823	694	286,067
	0	2,374	0	411.97	12/15/2035			1,828	753,502
								1,818	749,380
Christopher Colwell	542	0	0	332.63	12/12/2032	1,803	743,197	888	366,034
	0	1,793	0	411.97	12/15/2035			1,864	768,341
								1,358	559,768
Darryl Matthews	693	1,388	0	331.47	12/16/2034	983	405,193	526	216,817
	0	1,680	0	411.97	12/15/2035			1,423	586,561
								1,305	537,921
Gregory Turi	0	1,205	0	411.97	12/15/2035	980	403,956	281	115,828
								1,120	461,664
								890	366,858
J. Timothy Donahue(6)	1,994	0	0	332.63	03/27/2026
	820	0	0	331.47	03/27/2026

(1)
The options that expire on December 14, 2030 vested in equal amounts on December 14 of 2021, 2022 and 2023. The options that expire on December 13, 2031 vested in equal installments on December 13, 2022, 2023 and 2024. The options that expire on December 12, 2032 vested in equal installments on December 12, 2023, 2024 and 2025. The options that expire on December 11, 2033 vest or vested in equal installments December 11, 2024, 2025 and 2026. The options that expire on December 16, 2034 vest or vested in equal installments on December 16, 2025, 2026 and 2027. The options that expire on December 15, 2035 vest in equal installments on December 15, 2026, 2027 and 2028.

(2)
The remaining awards for these named executive officers reported in this column are RSUs which vest in equal installments over three years following date of grant and on vesting will be settled in an equal number of shares of common stock.

(3)
Based on the number of shares or units at the closing market price at the end of the 2025 fiscal year ($412.20 per share).

(4)
Numbers shown are as of the Company’s fiscal year-end for 2025 and are based on the target number of PSUs which can be earned under the long-term incentive plans for the three-year periods ending in 2025, 2026 and 2027. See Compensation Discussion and Analysis for a description of the provisions of the long-term incentive plans.

(5)
Based on the target number of PSUs at the closing market price at the end of the 2025 fiscal year ($412.20 per share).

(6)
The following equity awards to Mr. Donahue did not vest by December 27, 2025 and were forfeited: (i) 2,104 RSUs, (ii) 3,076 options, (iii) 749 PSUs under the three-year plan ending 2026 and (iv) 1,030 PSUs under the three-year plan ending 2027.

2026 Proxy Statement 31

Executive Compensation
OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2025
	Option Awards		Stock Awards
Name	Numbers of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Avner M. Applbaum	—	—	3,510	1,451,992
Thomas Liguori	—	—	492	195,406
Christopher Colwell	1,725	110,850	1,017	427,290
Darryl Matthews	—	—	218	89,524
Gregory Turi	—	—	559	234,691
J. Timothy Donahue	5,204	689,043	1,618	664,742

(1)
Difference between the exercise price of the options and the market price of the common stock on date of exercise.

(2)
Based on market value at vesting date of the related RSUs.

NONQUALIFIED DEFERRED COMPENSATION
	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)(4)
Avner M. Applbaum	280,642	80,532	182,940	0	1,452,815
Thomas Liguori	221,872	48,031	2,154	0	272,058
Christopher Colwell	157,305	38,221	228,832	0	1,444,423
Darryl Matthews	53,119	28,687	3,779	0	85,585
Gregory Turi	37,006	23,569	39,974	0	305,128
J. Timothy Donahue	0	10,313	15,478	0	111,028

(1)
Executive officer contributions are included in the executive compensation amounts reflected in the Summary Compensation Table as part of Salary, Bonus and Non- equity Incentive Plan Compensation; such contributions include deferrals to the nonqualified deferred compensation plan but not amounts contributed to the qualified 401(k) plan.

(2)
Reflects Company contributions to match executive contributions to nonqualified deferred compensation plans but does not include Company match for executive contributions to the 401(k) plan. Company contributions match executive contributions to the 401(k) and related nonqualified deferred compensation plans with respect to compensation and are included in the Summary Compensation Table under All Other Compensation. Company contributions are 4.5% of the executive officer’s salary, bonus and cash incentives.

(3)
The aggregate balance includes amounts contributed after the fiscal year end with respect to fiscal 2025 compensation.

(4)
The Company does not have a pension plan or other defined benefit plan. The Company’s nonqualified deferred compensation plan is offered to allow certain Company employees who, due to compensation and contribution ceilings established under the Internal Revenue Service regulations, are limited in making contributions to the Company’s 401(k) plan. This plan is fully funded and the related assets in the plan are reported on the Company’s balance sheet and are subject to creditor claims in event of the Company’s bankruptcy. The vesting provisions follow that of the Company’s 401(k) plan. Compensation that is eligible for deferral by the executive includes salary, bonus and cash incentives, and the executive may defer any percentage of eligible compensation. Investment values and related earnings are based on quoted market prices of the investments held by the plan. Investment alternatives under the plan are selected by each employee and may be changed based on the rules set forth by each investment fund selected by the employee. Distribution payments are made upon a specified period after separation from service in accordance with Section 409A of the Internal Revenue Code. The methods of distribution include single lump sum cash payment or annual installments for 2-10 years. In-service withdrawals are allowed in compliance with Section 409A of the Code.

32 2026 Proxy Statement

Executive Compensation
DIRECTOR COMPENSATION
Name	Fees Earned or paid in Cash ($)(1)(2)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Mogens Bay	220,000	170,000	0	390,000
Kaj den Daas	39,166	0	0	39,166
Daniel P. Neary	122,083	170,000	0	292,083
James B. Milliken	122,083	170,000	0	292,083
Catherine J. Paglia	135,000	170,000	0	305,000
Theo W. Freye	95,000	170,000	0	265,000
Richard A. Lanoha	95,000	170,000	0	265,000
Ritu Favre	115,000	170,000	0	285,000
Joan Robinson-Berry	95,000	170,000	0	265,000
Deborah H. Caplan	95,000	170,000	0	265,000

(1)
Non-employee directors in 2025 received: (1) a retainer of  $95,000 per annum, (2) Audit Committee chair receives an additional $25,000 cash retainer per annum and each other committee chair receives an additional $17,500 cash retainer per annum, (3) non-chair audit committee members receive an additional cash retainer of  $10,000 per annum, (4) the lead director receives an additional cash retainer of  $30,000 per annum, and (5) the non-executive chair receives an additional cash retainer of  $125,000 per annum. Non-employee directors also receive a grant of RSUs with a value of  $170,000, based on the closing market price of the Company’s common stock on the date of the Company’s annual shareholders’ meeting. The equity grants are made annually on the date of and following completion of the Company’s annual shareholders’ meeting. The RSUs vest on the first anniversary of the grant date (subject to deferral by the director). The total cash compensation and the grant date fair value of equity awards for a non-employee director may not exceed $750,000 in a calendar year. Mr. den Daas retired from the board at the 2025 annual meeting.

(2)
Unexercised stock awards (consisting of unvested RSUs) for each director as of December 27, 2025 were as follows:

Name	Restricted Stock Units
Mogens Bay	579
Daniel P. Neary	579
James B. Milliken	579
Catherine J. Paglia	579
Theo W. Freye	579
Richard A. Lanoha	579
Ritu Favre	579
Joan Robinson-Berry	579
Deborah H. Caplan	579
2026 Proxy Statement 33

Executive Compensation
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s common stock that may be issued upon exercise of options, warrants and rights under existing equity compensation plans as of December 27, 2025.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation (including securities plans reflected in column (a)) (c)
Equity compensation plans approved by security holders	190,677	$289.91	1,367,546
Equity compensation plans not approved by security holders	0		0
Total	190,677		1,367,546

(1)
Includes 119,184 stock options, 43,255 RSUs and 28,238 PSUs.

(2)
Weighted-average exercise price of outstanding stock options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Valmont does not have employment agreements with its executive officers. Valmont also does not have special severance or change-in- control payment agreements with its executive officers. During 2025 in connection with his departure, Valmont entered into a separation agreement and release with Mr. Donahue. See Compensation Discussion and Analysis — Executive Officer Change Payments.
Valmont’s executive officers may receive severance payments upon a termination of employment under Valmont’s severance plan which is generally available to all administrative employees. The severance plan generally provides 16 weeks of salary plus one week of salary for each year of service. Valmont’s executive officers would also be entitled to receive upon termination of employment amounts accumulated in their respective deferred compensation accounts, at the times and in the manner established for their respective accounts; such amounts are described in the Non-Qualified Deferred Compensation table.
Valmont’s 2018 Stock Plan and 2022 Stock Plan provide that all outstanding options become immediately exercisable in the event of an involuntary termination following a change-in-control and that all restrictions on restricted stock lapse in the event of such an involuntary termination following a change-in-control. A change-in-control, defined specifically in the plans, generally occurs if: (i) a person, entity or group (excluding Valmont plans) acquires 50% or more of Valmont’s common stock or total voting power of Valmont’s voting securities; (ii) incumbent directors or their replacements (whose election or nomination was approved by at least a majority of then incumbent directors) cease to constitute a majority of the board; (iii) a reorganization, merger, consolidation, or sale of substantially all of the Company’s assets occurs unless Valmont’s shareholders prior to the transaction own after the transaction 50% or more of the voting power of Valmont’s securities; and (iv) Valmont is liquidated or dissolved. If such a change-in-control (involving an involuntary termination) or retirement had occurred on the last day of fiscal 2025, the incremental value (fair market value of company common stock on such date less exercise price) of unvested options and unvested restricted stock and RSUs held by the named executed officers would have been:
	Unvested Options	Unvested Restricted Stock
Avner M. Applbaum	$1,977,087	$3,304,607
Thomas Liguori	$156,597	$723,823
Christopher Colwell	$412	$743,197
Darryl Matthews	$108,402	$405,193
Gregory Turi	$287	$403,956
J. Timothy Donahue	$0	$0
The unvested stock options for such individuals and the unvested restricted stock for such individuals are set forth in the Outstanding Equity Awards at Fiscal Year-End table. In addition, a pro rata portion (based on period of service and full period performance results) of the PSUs awarded under the long-term incentive plan may be earned in the event of death, disability, normal retirement, termination of employment
34 2026 Proxy Statement

Executive Compensation
without cause one year after grant, or change-in-control. If such a change-in-control or retirement had occurred on the last day of fiscal 2025, the prorated value of the long-term incentive awards (based on target award numbers) which would have been payable to the named executive officers would have been:
Avner M. Applbaum	$5,138,897
Thomas Liguori	$1,037,919
Christopher Colwell	$1,064,712
Darryl Matthews	$786,889
Gregory Turi	$545,752
J. Timothy Donahue	$0
2026 Proxy Statement 35

Executive Compensation
SHAREHOLDER RETURN PERFORMANCE GRAPHS
The graphs below compare the yearly change in the cumulative total shareholder return on the Company’s common stock with the cumulative total returns of the S&P Mid Cap 400 Index and the S&P 400 Industrial Machinery & Supplies & Components Index for the five and ten-year periods ended December 27, 2025. The graphs assume that the beginning value of the investment in Company Common Stock and each index was $100 and that all dividends were reinvested.
FIVE YEAR COMPARISON
TEN YEAR COMPARISON
36 2026 Proxy Statement

Executive Compensation
PAY VERSUS PERFORMANCE
We are providing the following information about the relationship of the “compensation actually paid” to our chief executive officers (“CEOs”) and “average compensation actually paid” to our other named executive officers (“Non-CEO NEOs”), as calculated under the SEC pay versus performance proxy rule, for our fiscal years presented below and to certain financial performance measures.
PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Table Total for CEO (current) ($)(1)	Compensation Actually Paid to CEO (current) ($)(1)(2)	Summary Compensation Table Total for CEO (former) ($)(1)	Compensation Actually Paid to CEO (former) ($)(1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (GAAP) (in thousands) ($)	Adjusted ROIC (%)(5)
							Company TSR ($)	Peer Group Index TSR ($)(4)
2025	7,762,266	13,791,681	—	—	1,902,906	2,323,144	250.03	186.07	353,688	13.5
2024	7,639,710	13,430,167	—	—	1,976,754	2,578,594	214.41	174.11	350,624	16.4
2023	5,956,400	4,305,592	6,280,307	(5,362,357)	2,572,221	1,409,666	161.88	159.52	144,912	14.0
2022	n/a	n/a	8,674,260	21,710,433	2,258,298	4,865,986	227.19	116.64	254,251	13.3
2021	n/a	n/a	7,337,975	16,362,423	1,944,076	3,485,985	166.76	133.14	197,725	11.7

(1)
Mr. Applbaum was CEO in 2025, 2024 and 2023 (beginning July 11). Stephen G. Kaniewski was CEO in 2023 (until July 11), 2022 and 2021. Messers. Liguori, Matthews, Colwell, Turi and Donahue were Non-CEO NEOs in 2025. Ms. Larkin and Messers. Liguori, Francis, Donahue, Massey and Schapper were Non-CEO NEOs in 2024. Mr. Francis was a Non-CEO NEO in 2023. Ms. Larkin and Messers. Schapper and Parnell were Non-CEO NEOs in 2023, 2022 and 2021. Average compensation for Non-CEO NEOs is based on the compensation of the NEOs for the relevant period.

(2)
The Summary Compensation Table (“SCT”) Total amount for CEO for 2025 was adjusted as set forth below to compute the compensation actually paid. The increases in value in fiscal 2025 and 2024 reflect the increases in value of options and RSUs during those fiscal years. Valmont’s stock price on the first day of fiscal 2025 was $305.39 and on the last day of fiscal 2025 was $412.20. Valmont’s stock price on the first day of fiscal 2024 was $234.52 and on the last day of fiscal 2024 was $324.20. Valmont’s stock price on the first day of fiscal 2023 was $330.30 and on the last day of fiscal 2023 was $233.51.

Fiscal Year	Deduction of the Amounts of Equity Awards Reported in SCT for Fiscal Year		Addition of Fair Value of Outstanding and Unvested Equity Awards Granted During the Fiscal Year as of the End of the Fiscal Year ($)	Change in Fair Value From Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of the End of the Fiscal Year ($)	Change in Fair Value as of the Vesting Date from the Prior Fiscal Year of Equity Awards Vesting in the Fiscal Year ($)	Fair Value of Equity Awards as of the Prior Fiscal Year of Awards that Failed Vesting Conditions in Fiscal Year ($)
	Stock Awards ($)	Options ($)
2025	3,961,817	1,423,435	7,162,391	3,261,342	990,934	0

(3)
The Average SCT Total amounts for the Non-CEO NEOs were adjusted to compute the compensation actually paid as follows:

	Deduction of the Amounts of Equity Awards Reported in SCT for Fiscal Year		Addition of Fair Value of Outstanding and Unvested Equity Awards Granted During the Fiscal Year as of the End of the Fiscal Year ($)	Change in Fair Value From Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Any Prior Fiscal Year as of the End of the Fiscal Year ($)	Change in Fair Value as of the Vesting Date from the Prior Fiscal Year of Equity Awards Vesting in the Fiscal Year ($)	Fair Value of Equity Awards as of the Prior Fiscal Year of Awards that Failed Vesting Conditions in Fiscal Year ($)
Fiscal Year	Stock Awards ($)	Options ($)
2025	645,897	183,662	1,136,347	323,442	141,474	351,467

(4)
S&P 400 Industrial Machinery & Supplies & Components Index.

(5)
Valmont selected adjusted return on invested capital (“adjusted ROIC”) as a company specific financial measure that links financial results and performance. A significant portion of an executives long-term performance award is based on adjusted ROIC. ROIC and adjusted ROIC are non-GAAP financial measures. ROIC and adjusted ROIC are calculated from the Company’s audited financial statements as follows:

2026 Proxy Statement 37

Executive Compensation
Dollars in Thousands	2025	2024	2023	2022	2021
Operating Income	$415,576	$524,584	$291,557	$433,249	$286,785
Tax rate	6.3%	25.2%	38.1%	27.7%	23.6%
Tax effect on operating income	(26,261)	(132,050)	(111,124)	(119,872)	(67,681)

After-tax operating income	$389,315	$392,534	$180,433	$313,317	$219,104

Average invested capital	$2,343,300	$2,396,436	$2,504,474	$2,437,232	$2,176,577

Return on invested capital	16.6%	16.4%	7.2%	12.9%	10.1%
Operating income	$415,576	$524,584	$291,557	433,249	286,785
Impairment of long-lived assets	91,337	—	140,844	—	27,911
Realignment charges	16,066	—	35,210	—	4,052
Other non-recurring charges	14,874	—	5,626	—	—
Prospera intangible asset amortization	—	—	—	6,580	3,396
Prospera stock-based compensation	—	—	—	9,896	5,240
Write-off of a receivable	—	—	—	—	5,545
Acquisition diligence	—	—	—	—	1,120

Adjusted operating income	$537,853	$524,584	$473,237	$449,725	$334,049
Adjusted effective tax rate	23.2%	25.2%	25.9%	27.7%	23.6%
Tax effect on adjusted operating income	(124,599)	(132,050)	(122,665)	(124,431)	(78,836)

After-tax adjusted operating income	$413,254	$392,534	$350,572	$325,294	$255,213

Average invested capital	$2,343,300	$2,396,436	$2,504,474	$2,437,232	$2,176,577

Adjusted return on invested capital	17.6%	16.4%	14.0%	13.3%	11.7%
GAAP operating income	415,576	—	—	—	—
Exclude worthless securities deduction benefit	73,829	—	—	—	—
Exclude GAAP tax benefit	26,261	—	—	—	—

Further after-tax adjusted operating income	315,486

Further adjusted return on invested capital	13.5%	—	—	—	—
Total Assets	$3,369,329	$3,329,972	$3,477,448	$3,556,996	$3,447,249
Less: Defined benefit pension asset	(39,666)	(46,520)	(15,404)	(24,216)	—
Less: Accounts payable	(359,539)	(372,197)	(358,311)	(360,312)	(347,841)
Less: Accrued expenses	(284,751)	(275,407)	(277,764)	(248,320)	(253,330)
Less: Contract liabilities	(52,013)	(126,932)	(70,978)	(172,915)	(135,746)
Less: Income Tax payable	(12,604)	(22,509)	—	(3,664)	—
Less: Dividends payable	(13,278)	(12,019)	(12,125)	(11,742)	(10,616)
Less: Deferred income taxes	(5,316)	(6,344)	(21,205)	(41,091)	(47,849)

Less: Operating lease liabilities	(130,007)	(134,534)	(162,743)	(155,469)	(147,759)
Less: Deferred compensation	(29,631)	(33,302)	(32,623)	(30,316)	(35,373)
Less: Defined benefit pension liability	—	—	—	—	(536)
Less: Other non-current liabilities	(35,320)	(20,813)	(12,818)	(13,480)	(89,207)

Total invested capital	$2,407,204	$2,279,395	$2,513,477	$2,495,471	$2,378,992

Beginning invested capital	$2,279,395	$2,513,477	$2,495,471	$2,378,992	$1,974,162
Average invested capital	$2,343,300	$2,396,436	$2,504,474	$2,437,232	$2,176,577
The adjusted effective tax rate for fiscal 2025 excluded the effects of the impairment of long-lived assets of $91.3 million, the worthless securities deduction and release of foreign tax credit valuation allowances totaling $78.5 million, realignment charges of $16.1 million (of which $0.7 million was included in cost of goods sold), and other non-recurring charges of $14.9 million (of which $0.7 million was included in cost of goods sold) mainly consisting of costs to fulfill contractually required payments for system licenses no longer needed and asset valuation adjustments for a joint venture ag solar business. The effective rate including these items was 6.3%.
38 2026 Proxy Statement

Executive Compensation
The adjusted effective tax rate for fiscal 2023 excluded the effects of the impairment of long-lived assets of $140.8 million, realignment charges of $35.2 million, non-recurring charges associated with major scope changes for two strategic projects initiated by departed senior leadership of $5.6 million, loss from Argentine peso hyperinflation of $5.1 million, and non-recurring tax benefit items of $3.6 million. The effective tax rate including these items was 38.1%. The adjusted effective tax rate for fiscal 2022 excluded the effects of the $33.3 million loss from the divestiture of the offshore wind energy structure business which is not deductible for income tax purposes. The effective rate including the loss on the divestiture is 29.9%.
RELATIONSHIP TO FINANCIAL PERFORMANCE MEASURES
The following charts present the relationship of the compensation actually paid as presented in the above table for the CEOs and the Non-CEO NEOs and the Company TSR, Peer Group Index TSR, Net Earnings and Adjusted ROIC.
The Peer Group Index TSR is the S&P 400 Industrial Machinery Index.
2026 Proxy Statement 39

Executive Compensation
MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES FOR 2025
In our assessment, the three most important financial measures we use to link compensation actually paid to the CEO and Non-CEO NEOs to Company performance for fiscal 2025 are:
■
Adjusted ROIC

■
Net earnings

■
Cumulative compound operating income growth

40 2026 Proxy Statement

Item 2: Approval of Employee Stock Purchase Plan
The board adopted the Valmont 2026 Employee Stock Purchase Plan (the “ESPP”) on February 23, 2026, subject to shareholder approval. The ESPP is not intended to qualify for special tax treatment under Section 423 of the Internal Revenue Code. The ESPP is designed to encourage and enable our eligible employees to acquire a proprietary interest in Valmont through the ownership of our common stock, which is intended to enhance their sense of participation in Valmont’s performance and provide an incentive for them to continue employment.
The ESPP will allow employees to accumulate payroll deductions over designated purchase periods, which are then used to purchase shares of Valmont common stock at fair market value on designated purchase dates. Valmont will provide plan participants with a matching grant of one share for each three shares purchased by the participant on the applicable purchase date. A total of 200,000 shares of common stock, or approximately one percent of our outstanding shares as of March 2, 2026, may be purchased or otherwise issued under the ESPP. We believe the shares reserved under the Plan will be sufficient for purchases and grants under the Plan for five to seven years.
The following is a summary of the material terms of the ESPP. This summary is qualified in its entirety by reference to the ESPP document, a copy of which is attached as an appendix to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov) or on our website at www. https://investors.valmont.com where it is an appendix to the electronic copy of this proxy statement. We will provide shareholders a copy of the ESPP without charge upon request by email to InvestorRelations@valmont.com.
Administration
The ESPP is administered by the Human Resources Committee (the “Committee”). All questions of interpretation regarding the ESPP are determined by the Committee. The plan is generally administered by a plan committee (the “Plan Committee”) of the employees appointed by the Committee. The Plan Committee may appoint one or more agents as it deems necessary or appropriate to assist with the day-to-day operation and general administration of the ESPP. The Plan Committee may also adopt such rules, guidelines and forms as it deems appropriate to administratively implement the ESPP.
Eligibility; Participation; Contribution Limits
Generally, employees of Valmont and its participating subsidiaries (the “Participating Employer”) in any country or jurisdiction in which Valmont or a Participating Employer conducts business are eligible to participate in the Plan. On December 27, 2025, Valmont’s fiscal year end, the company employed 6,294 individuals in the U.S. and 4,497 individuals internationally. Employees who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and employees identified by the Committee in writing are not eligible to participate in the plan.
The Committee may require an employee to have a minimum service qualification. The plan will be offered only in those countries, jurisdictions and/or to entities that the Committee designates, in its sole discretion, prior to the start of a purchase period. The Committee may limit, suspend, condition or exclude participation in any country or jurisdiction at any time to address legal, tax, securities-law, exchange-control or administrative considerations (including through the adoption of country schedules or sub-plans).
An eligible employee may begin participating in the ESPP by executing a payroll deduction election form. Once enrolled in the ESPP, a participant is able to purchase shares of our common stock with payroll deductions on the applicable purchase date. Once a purchase period is over, a participant is automatically enrolled in the next purchase period unless the participant chooses to withdraw from the ESPP, the participant’s employment is terminated, or the participant contributes an amount equal to or in excess of $3,000, which is the maximum contribution amount permitted under the ESPP in a calendar year.
The length of the initial accumulation periods under the Plan is six months commencing on (i) December 1 and ending on May 31 and (ii) June 1 and ending on November 30, provided that the Committee may revise the start, end and length of the purchase periods at any time.
Shares Subject to the ESPP
A total of 200,000 shares of Valmont common stock may be issued under the ESPP, which includes all shares issued in the plan, including the shares purchased by participants and issuance of shares as a matching grant. As of March 2, 2026, a total of 19,547,213 shares of Valmont common stock were outstanding. Shares issued under the ESPP may consist, in whole or in part, of previously unissued shares, treasury shares or shares purchased on the open market. As of March 2, 2026, the closing price per share of Valmont common stock as reported on the NYSE was $458.91.
The number of shares available under the plan is subject to adjustment in the event of stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholder, exchange of shares, or other similar corporate transaction or event
2026 Proxy Statement 41

Item 2: Approval of Employee Stock Purchase Plan
that causes the per-share value of the shares to change, the Committee will make such aggregate adjustments to the plan and matching awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.
Payroll Deductions; Purchase of Shares; Matching Grant
Payroll deductions will be made at the participant’s election as a percentage of the participant’s covered compensation in 1% increments up to 10%. The Committee may, in its discretion, establish a minimum contribution amount per accumulation period. In addition, the maximum amount that a participant may contribute to the ESPP for share purchases is limited to $3,000 per calendar year. Payroll contributions may not be increased or decreased (other than decreased to 0%), during a purchase period; however, a participant may withdraw from the ESPP as described below.
Unless otherwise determined by the Committee, the initial purchase dates under the ESPP will be the first trading date following the purchase period. On each purchase date, Valmont will apply the funds then credited to each participant’s plan account to the purchase of shares of common stock by dividing the amount of funds in the participant’s plan account by the purchase price. The purchase price will be the closing price per share of common stock on the trading date immediately preceding the purchase date. Any resulting fractional share will be notationally allocated to the participant.
As soon as practicable following the end of each purchase period, the number of shares purchased by each participant will be deposited into an account established in the participant’s name.
On each purchase date, Valmont will also make a matching grant at a ratio of one share for each three shares purchased on behalf of the participant on the applicable purchase date. If the matching grant results in a fraction of a share, the fraction will instead be awarded as a fractional share contribution notationally allocated to the participant, to be aggregated with other notional fractional shares for the employee on future purchase dates.
Withdrawal from the ESPP; Termination of Employment
Upon a participant’s withdrawal from participation from the ESPP, all remaining accumulated payroll deductions in the participant’s plan account will be returned, without interest, to the participant. The participant will be permitted to resume contributions for a future purchase period if he or she then is an eligible employee and completes a new payroll deduction election.
A participant will cease to participate in the ESPP when the participant ceases to qualify as an eligible employee. Unless otherwise determined by the Plan Committee, all remaining payroll deductions credited to the former participant’s plan account as of such date will be returned, without interest, to the former participant or to the former participant’s designated beneficiary, as the case may be.
Transferability
Rights to purchase shares of common stock under the ESPP may not be transferred by a participant and may be exercised during a participant’s lifetime only by the participant.
Amendment or Termination of the ESPP
The ESPP will continue until terminated by the board. The board may at any time suspend or discontinue the ESPP. The board or the Committee may, at any time and from time to time, without the consent of participants, amend the ESPP in whole or in part, which as appropriate, may include sub-plans, including to provide flexibility, if necessary, for non-U.S. employee participation. Any amendment which would increase (a) the number of shares authorized under the plan, aside from the permitted adjustments described above, (b) the match ratio or (c) the $3,000 purchase limit, must be submitted for shareholder approval.
Tax Withholding
Valmont has the right to withhold from amounts otherwise payable to a participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the participant to pay such withholding taxes.
Federal Income Tax Information
The income tax consequences under the ESPP to participating employees will vary, based on their country of employment. The following summary briefly describes the U.S. federal income tax consequences of participation in the ESPP. The summary, however, is not a detailed
42 2026 Proxy Statement

Item 2: Approval of Employee Stock Purchase Plan
or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of participation in the ESPP. Participant contributions to the ESPP are made on an after-tax basis. There is no taxable event on the purchase date with respect to shares of common stock purchased under the ESPP because such shares are purchased at their fair market value. However, any matching grant provided to a participant will be taxable compensation to the participant. Valmont will generally be entitled to a deduction at such time equal to the value of the matching grant to the participant, subject to the limitations of Section 162(m) of the Internal Revenue Code. Any further appreciation or depreciation in shares purchased or otherwise issued under the ESPP will be treated as capital gain or loss when the shares are sold by the participant. The capital gain or loss will be long-term if the participant has held the shares for more than one year or otherwise will be short-term.
New Plan Benefits
Levels of participation in the ESPP are not currently determinable and, accordingly, Valmont is unable to predict the number of shares that may be purchased thereunder, or matching grants that will be made thereunder to any specific participant. However, Section 16 officers, including our named executive officers, and our board of directors are not eligible to participate in the ESPP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF ITEM 2.
2026 Proxy Statement 43

Item 3: Advisory Vote on Executive Compensation
Valmont is asking its shareholders to provide advisory approval of the compensation paid to named executive officers. Shareholders are being asked to vote on the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.
The Company believes that its compensation programs have served to achieve the objectives of attracting highly competent executives, enhancing long-term growth and shareholder value, and assuring compensation at appropriate levels based on performance.
Valmont conducted its first advisory vote on executive compensation in April 2011. The compensation resolution has passed with over 95% of the vote every year since 2011, including 96.3% of the vote in 2025. Valmont’s shareholders in April 2023 cast 97.0% of their votes in favor of an annual frequency for the say-on-pay vote. The board of directors and the Human Resources Committee considered these results in determining compensation policies and decisions, and determined to hold annual say-on-pay votes and, based on the significant level of shareholder support, to continue the current compensation objectives, strategies, processes and practices described below.
COMPENSATION OBJECTIVES, STRATEGIES, PROCESSES AND PRACTICES
The Company encourages shareholders to read about its compensation objectives, strategies, processes and practices in the Compensation Discussion and Analysis. Some of the more significant elements of the compensation practices are:
What We Do	What We Don’t Do

■
Base pay, target annual incentives and long-term incentives are generally targeted at median market levels with data provided by FW Cook, the independent executive compensation consultant to the Human Resources Committee, based on peer group and general industry survey data. FW Cook reports directly to the Human Resources Committee and provides no other services to the Company.

■
Annual incentives and long-term performance incentives are performance based. Executive officers do not receive incentive payments unless pre-established targets are met.

■
Valmont has an executive compensation recoupment policy that covers cash and equity incentive compensation.

■
Valmont has stock ownership guidelines for directors and executive officers.

■
Valmont has a stock retention policy for executive officers which requires retention of 50% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the stock ownership guidelines are met.

■
Valmont’s executive officers do not have employment agreements.

■
Valmont’s executive officers do not have agreements providing for special payments in the event of a termination of employment or change-of-control.

■
Valmont’s stock plan prohibits option repricing.

■
Valmont does not maintain a perquisite program for executive officers.

■
Valmont has policies prohibiting hedging and pledging of Valmont stock applicable to directors and officers.

FISCAL 2025 COMPENSATION FOR EXECUTIVE OFFICERS
■
Base Salary. The base salaries for Messrs. Applbaum, Liguori, Donahue and Matthews were each increased 3.5% to $1,052,000, $672,750, $642,735 and $543,375, respectively. In connection with their promotions within the Infrastructure segment in May 2025, Mr. Colwell’s annual base salary was increased 4.6% to $580,000 and Mr. Turi’s annual salary was increased 10.4% to $480,000.

■
Annual Incentives. Annual incentives are performance based. The annual incentives for 2025 for the named executive officers were based 75% on net earnings improvement and 25% on revenue growth. The Human Resources Committee established thresholds, targets and maximums for corporate net earnings and revenue growth, all as described in Compensation Discussion and Analysis — Annual Incentives. The target annual incentive was based on the competitive median pursuant to the primary benchmark

44 2026 Proxy Statement

Item 3: Advisory Vote on Executive Compensation
survey provided by FW Cook. Based on the results described in referenced section, payouts were earned by the named executive officers at 94.5% of target. The earnouts for the prior nine fiscal years for corporate officers were as follows as a percentage of target:
2024	159.0%
2023	121.3%
2022	197.6%
2021	200.0%
2020	159.4%
2019	57.7%
2018	49.8%
2017	89.8%
2016	67.0%

■
Long-Term Performance Incentives. Long-term incentives are performance based. The three-year performance period which ended in 2025 based long-term incentives on a combination of three-year average ROIC (return on invested capital) and three-year growth in OIG (cumulative compound operating income growth), weighted 70% ROIC and 30% OIG. The Human Resources Committee established in February 2023 the targets for the three-year performance cycle ending in 2025. The targets were established at OIG growth of 5% and average ROIC of 14.0%. The adjusted three-year growth in OIG of 2.30% and the adjusted three-year average ROIC of 14.60% (see Compensation Discussion and Analysis) resulted in payouts under the 2023-2025 long-term incentive plan at 102.9% of target. The Company stock price during the performance period increased from a start date 30 day average of $332.59 to $412.20 which increased the value of the earned PSUs. The earnouts for the prior nine fiscal years were as follows as a percentage of target:

2024	200.0%
2023	200.0%
2022	190.0%
2021	88.6%
2020	0%
2019	65.8%
2018	114.3%
2017	0%
2016	0%

■
Equity Incentives. Stock options and RSUs are also a form of long-term incentive. The Human Resources Committee established the terms and provisions of equity awards granted in 2025 based on industry standards as provided by its independent compensation consultant. The number of options and RSUs granted to each executive officer was established so that the aggregate long-term incentive compensation would be targeted at competitive median levels. Information on the equity awards granted to named executive officers during 2025 is at Grants of Plan Based Awards for Fiscal 2025.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the board of directors. Although nonbinding, the board of directors and the Human Resources Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation programs.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF ITEM 3.
2026 Proxy Statement 45

Audit Committee Report
The Audit Committee is appointed by the board of directors to assist the board by reviewing (1) the integrity of the Company’s financial statements, (2) the qualifications, independence and performance of the Company’s independent auditors and internal auditing department and (3) the compliance by the Company with legal and regulatory requirements. The Committee oversees the Company’s risk with respect to operational, compliance and financial matters, including legal, insurance, information technology and cybersecurity matters. The Committee manages the Company’s relationship with its independent auditors, who report directly to the Committee. The Committee has sole authority to retain, compensate, oversee and terminate the independent auditors. The Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website at investors.valmont.com.
The Company’s management is responsible for its financial reporting process and internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee oversees the Company’s financial reporting process and internal controls on behalf of the board of directors.
The Committee reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Committee reviews reports on various matters, including (1) critical accounting policies of the Company, (2) material written communications between the independent auditor and management, (3) the independent auditor’s internal quality-control procedures, (4) significant changes in the Company’s selection or application of accounting principles and (5) the effect of regulatory and accounting initiatives on the financial statements of the Company. The Committee also considered whether the provision of non-audit services provided by Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditors, to the Company during fiscal 2025 was compatible with the auditor’s independence.
The Committee reviewed and discussed the Company’s audited financial statements for fiscal 2025 with both management and Deloitte. The Committee received from and discussed with Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence. The Committee also discussed with Deloitte the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Based on these reviews and discussions, the Committee recommended to the board of directors and the board has approved that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2025.
On March 3, 2026, following the conclusion of a process managed by the Audit Committee, the Audit Committee approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm beginning with the year ending December 26, 2026 and related interim periods, subject to the completion of KPMG’s customary client acceptance procedures and the execution of an engagement letter. In connection with the appointment of KPMG, on March 3, 2026, the Audit Committee dismissed Deloitte as the Company’s independent registered public accounting firm. See “Item 4 Ratification of Appointment of Independent Auditors.”
AUDIT COMMITTEE
Ritu Favre, Chair
Daniel P. Neary
Catherine James Paglia
James B. Milliken
46 2026 Proxy Statement

Item 4: Ratification of Appointment of Independent Auditors
On March 3, 2026, following the conclusion of a process managed by the Audit Committee, the Audit Committee approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm beginning with the year ending December 26, 2026 and related interim periods.
During the Company’s fiscal years ended December 27, 2025 and December 28, 2024 and through March 3, 2026, neither the Company, nor anyone on its behalf, consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, or Regulation S-K, and the related instructions thereto, or “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.
In connection with the appointment of KPMG, on March 3, 2026, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.
During the Company’s years ended December 27, 2025 and December 28, 2024 and through March 3, 2026, there were no: (1) “disagreements” with Deloitte as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions thereto, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.
The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the Company’s fiscal years ended December 27, 2025, and December 28, 2024, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
Deloitte and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively Deloitte) conducted the 2025 and 2024 audits of the Company’s financial statements. Fees billed by Deloitte to the Company for services provided during the 2025 and 2024 fiscal years were as follows:
	2025	2024
Audit Fees	$3,406,780	$3,113,873
Audit-Related Fees	$50,500	$178,500
Tax Fees	$197,300	$130,448
Other Fees	$36,895	$1,895
Total Fees	$3,691,475	$3,424,716
Audit Fees consist of the audit of the Company’s fiscal 2025 and 2024 annual financial statements, review of the Company’s quarterly financial statements during 2025 and 2024, fees associated with registration statements and other services that are normally provided in connection with statutory and regulatory filings. Audit fees also included the audit of the effectiveness of the Company’s internal control over financial reporting.
Audit-Related Fees consist of financial statement audits of employee benefit plans, consents related to Securities and Exchange Commission filings, procedures in connection with SEC registration statements, comfort letters provided in connection with the issuance of debt, agreed-upon procedures, documentation review in connection with the Company’s internal controls over financial reporting and due diligence services performed with respect to acquisitions.
Tax Fees consist of international tax planning and federal, state and expatriate tax compliance.
The Audit Committee pre-approves all audit and permitted non-audit services to be performed by the independent auditor, including audit services, audit-related services, tax services and any other services. The Audit Committee periodically grants pre-approval of specific audit and non-audit services including cost levels for such services. Any services not covered by prior pre-approvals, or services exceeding the pre-approved cost levels, must be approved in advance by the Audit Committee. In periods between Audit Committee meetings, the Audit Committee Chair has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.
2026 Proxy Statement 47

The Audit Committee requests that the shareholders ratify the appointment of KPMG as the Company’s independent registered accounting firm for the 2026 fiscal year and related interim periods. In addition to KPMG’s independence, the Audit Committee considered KPMG’s capabilities, qualifications and expertise, the effectiveness and efficiency of KPMG’s proposed audit services, the appropriateness of KPMG’s proposed fees, and the benefits of a fresh perspective. A representative from KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment of KPMG, the appointment will be reconsidered by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 4.
48 2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors to file reports of changes in ownership of the Company’s common stock with Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all persons subject to these reporting requirements filed the required reports on a timely basis during fiscal 2025 except initial Form 3s for Christopher Colwell and Gregory Turi, who were named executive officers on April 28, 2025 were delayed until May 20, 2025 and June 4, 2025, respectively, due to administrative difficulties in obtaining their Edgar filing codes for new filers in connection with the SEC’s implementation of EDGAR Next.
Shareholder Proposals
Shareholder proposals intended to be presented at the 2027 annual meeting of shareholders must be received by the Company no later than November 11, 2026 in order to be considered for inclusion in the proxy statement for such meeting.
The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business, not submitted for inclusion in the proxy statement, at an annual shareholders’ meeting. Generally, a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Secretary of the Company at its principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the 2026 annual meeting of shareholders, which is no earlier than December 28, 2026 and no later than January 27, 2027. If the date of the 2027 annual shareholders’ meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, then the notice must be received no earlier than the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the meeting date is first made.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees at the 2027 Annual Meeting other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act no earlier than December 28, 2026 and no later than January 27, 2027.
The bylaws specify the information which must accompany any such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.
The Company’s proxy card for the 2026 annual shareholders’ meeting will give discretionary authority with respect to any shareholder proposals properly brought before the 2026 annual shareholders’ meeting that are not included in this proxy statement.
Other Matters
The board of directors does not know of any matter, other than those described above, that may be presented for action at the Annual Meeting. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.
By Order of the Board of Directors
R. ANDREW MASSEY
Vice President, Chief Legal Officer and
Corporate Secretary
Valmont Industries, Inc.
2026 Proxy Statement 49

Appendix
Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to this proxy statement filing.
VALMONT
2026 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. ESTABLISHMENT; PURPOSE.
Valmont Industries, Inc., a Delaware corporation (the “Company”), hereby establishes an employee stock purchase plan known as the Valmont 2026 Employee Stock Purchase Plan (the “Plan”), effective as of February 23, 2026, subject to approval by the Company’s stockholders at the 2026 annual stockholders meeting. The Plan shall continue to be effective until terminated pursuant to Section 17. The purpose of the Plan is to provide Participants with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance each Participant’s sense of participation in the affairs of the Company, and to provide an incentive for Participants to continue their affiliation with the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments, or replacements of such section).
SECTION 2. DEFINITIONS.
(a)
“Purchase Period” means the period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 5.

(b)
“Committee” means the Human Resources Committee of the Board, or any other committee appointed by the Board to administer the Plan, as described in Section 4.

(c)
“Compensation” is a Participant’s base wages or salary (i.e., exclusive of overtime or bonus payments) paid to or on behalf of a Participant for services rendered to the Company or a Participating Employer.

(d)
“Board” means the Board of Directors of the Company.

(e)
“Code” means the Internal Revenue Code of 1986, as amended.

(f)
“Company” means Valmont Industries, Inc., a Delaware corporation.

(g)
“Election Form” has the meaning given in Section 5(b) below.

(h)
“Eligible Employee” means an Employee of the Company or any Participating Employer, in any country or jurisdiction in which the Company or a Participating Employer conducts business, provided, however, that (i) the Committee may require an Employee to have a minimum service qualification which may include minimum hours and/or period of continuous employment, (ii) eligibility in any particular country, jurisdiction and/or legal entity for any Purchase Period shall be offered only to those countries, jurisdictions and/or entities that the Committee designates, in its sole discretion, prior to the start of such Purchase Period, and (iii) the Committee may limit, suspend, condition or exclude participation in any country or jurisdiction at any time to address legal, tax, securities-law, exchange-control or administrative considerations (including through the adoption of country schedules or sub-plans). Notwithstanding the foregoing, Eligible Employee shall exclude (x) Employees who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and (y) any Employee whom the Committee identifies in writing as being ineligible for the Plan.

(i)
“Employee” means an individual who is an employee of a Participating Employer.

(j)
“Participant” means an Eligible Employee who elects to participate in the Plan.

(k)
“Matching Award” has the meaning given in Section 9(c) below.

(l)
“Matching Ratio” has the meaning given in Section 9(c) below.

2026 Proxy Statement A-1

Appendix
(m)
“Market Value” means, on any date, for shares of Stock (i) acquired on the open market, the average price paid per share of Stock to acquire those shares, (ii) acquired from previously authorized but unissued treasury shares, the closing price of per share of Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date or on the next preceding trading day if that day is not a trading day, or (iii), if there was no such reported price, the market value of a share of Stock as determined by the Committee.

(n)
“Participating Employer” means (i) the Company and (ii) each present or future direct or indirect subsidiary of the Company designated by the Committee as a Participating Employer.

(o)
“Plan” means this Valmont 2026 Employee Stock Purchase Plan, as it may be amended from time to time.

(p)
“Plan Account” means the account established for each Participant pursuant to Section 9(a).

(q)
“Plan Committee” means a committee of three Employees appointed by the Committee for the general administration of the Plan as provided herein.

(r)
“Purchase Date” means a date on which the Company purchases Stock for each Participant pursuant to this Plan, as determined by the Committee. Unless otherwise determined by the Committee, the initial Purchase Dates under the Plan shall be the first trading date following a Purchase Period.

(s)
“Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 9(b).

(t)
“Stock” means the common stock of the Company, $1.00 par value per share.

SECTION 3. STOCK AUTHORIZED UNDER THE PLAN.
The total number of shares of Stock which may be issued or transferred under the Plan is 200,000. The shares of Stock may consist, in whole or in part, of unissued shares, treasury shares or shares purchased on the open market. The issuance or transfer of shares of Stock pursuant to the Plan shall reduce the total number of shares of Stock available under the Plan. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate transaction or event that causes the per-share value of the Stock to change, the Committee will make such aggregate adjustments to the Plan and Matching Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include (i) adjustment of the number and kind of shares that may be delivered under the Plan, (ii) adjustment of the number and kind of shares subject to outstanding Matching Awards, if any, and (iii) any other adjustments that the Committee determines to be equitable.
SECTION 4. ADMINISTRATION OF THE PLAN.
(a)
Committee. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. All questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants or others claiming any rights or benefits under the Plan. Members of the Committee and Plan Committee shall receive no compensation for their services in connection with the administration of the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

(b)
Plan Committee. The Plan shall be generally administered by the Plan Committee. The members of the Plan Committee shall be appointed from time to time by and shall serve at the discretion of the Committee. The Plan Committee may also appoint one or more agents as it deems necessary or appropriate to assist with the day-to-day operation and general administration of the Plan. The Plan Committee may adopt such rules, guidelines and forms as it deems appropriate to administratively implement the Plan.

SECTION 5. ENROLLMENT AND PARTICIPATION.
(a)
Purchase Periods. The Committee shall establish the Purchase Periods hereunder. The length of the initial Purchase Periods under the Plan shall be six months commencing on (i) December 1 and ending on May 31 and (ii) June 1 and ending on November 30, provided that the Committee may revise the start, end and length of the Purchase Periods at any time.

(b)
Enrollment. Any individual who, on the day preceding the first day of a Purchase Period, qualifies (or will qualify) as an Eligible Employee may elect to become a Participant in the Plan for such Purchase Period (if administratively practicable, if not, the next Purchase Period) by executing a payroll deduction election form in the form and at the time provided by the Company, which forms may be completed electronically if available (an “Election Form”).

A-2 2026 Proxy Statement

Appendix
(c)
Duration of Participation. Once enrolled in the Plan, a Participant who is an Eligible Employee shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 7 or reaches the end of the Purchase Period in which such Participant’s contributions were discontinued under Section 6(c) or Section 10. Such Participant is not required to file any additional Election Forms in order to continue participation in the Plan. A Participant who is an Eligible Employee who discontinued contributions under Section 6(c) or withdrew from the Plan under Section 7 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in subsection (b) above. A Participant who is an Eligible Employee whose contributions were discontinued automatically under Section 10 shall automatically resume participation in the Plan at the beginning of the first Purchase Period in the next calendar year, if he or she then is an Eligible Employee.

(d)
Valmont Insiders. Participant purchases of Stock under this Plan by automatic payroll contributions are exempt from the restrictions of the Valmont Insider Trading Policy. However, Participants who are Valmont insiders as defined in the Valmont Insider Trading Policy may only make elections to become a Participant or modify elections under the Plan during a Company trading window, when such Participant is not in possession of material nonpublic information, and then only after clearing the election or modification as provided in the Valmont Insider Trading Policy. Such Valmont insiders may only engage in transactions in shares acquired through the Plan during a Company trading window.

SECTION 6. PARTICIPANT CONTRIBUTIONS.
(a)
Frequency of Payroll Deductions. A Participant who is an Eligible Employee may purchase shares of Stock under the Plan solely by means of payroll deductions pursuant to a properly completed Election Form. Payroll deductions, as designated by a Participant pursuant to subsection (b) below, shall occur on each payday during a Purchase Period in which the Participant participates in the Plan.

(b)
Amount of Payroll Deductions. An Eligible Employee shall designate on the Election Form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock hereunder. Such portion may be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 10%. The Committee may, in its discretion, establish a minimum contribution amount per Purchase Period. See Section 10 for the maximum allowable contribution amount per calendar year.

(c)
Changing Payroll Deductions. Payroll contributions may not be increased or decreased (other than decreased to 0%), during a Purchase Period. If a Participant who is an Eligible Employee wishes to discontinue his or her contributions entirely, he or she must follow the procedure for withdrawal under Section 7 of the Plan.

SECTION 7. WITHDRAWAL FROM THE PLAN.
(a)
Withdrawal. Each Participant who is an Eligible Employee may withdraw from a Purchase Period by filing a new Election Form. Such withdrawal may be elected at any time, and will be effective as soon as administratively practical following receipt thereof. A Participant who has withdrawn from the Plan may resume contributions for a future Purchase Period by filing a new Election Form if he or she then is an Eligible Employee.

(b)
Return of Payroll Deductions. Upon withdrawal from the Plan and unless otherwise determined by the Committee, any accumulated payroll deductions shall be returned, without interest, to the withdrawn Eligible Employee and his or her interest in the Plan shall terminate.

SECTION 8. CHANGE IN ELIGIBLE EMPLOYEE STATUS.
For a Participant, termination of the Participant’s employment for any reason, including retirement or death or the failure of the Participant to otherwise remain an Eligible Employee, terminates his or her participation in the Plan immediately. In such event and unless otherwise determined by the Committee, any payroll deductions credited to the Participant’s Plan Account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative.
SECTION 9. PLAN ACCOUNTS AND PURCHASE OF STOCK.
(a)
Plan Accounts. The Company shall establish a bookkeeping account, which may be through a third-party administrator, in the name of each Participant (a “Plan Account”). All payroll deductions made for an Eligible Employee will be credited to his or her Plan Account under the Plan; no interest shall accrue on any payroll deductions. An Eligible Employee may not make any separate cash payment into his or her Plan Account and payment for shares of Stock purchased under the Plan by any Eligible Employee may not be made in any form other than by payroll deduction from the Plan Account.

(b)
Purchase Price. The Purchase Price for each share of Stock shall be the Market Value on the Purchase Date.

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(c)
Matching Contributions. On each Purchase Date, the Company shall make a contribution of fully vested Stock to each Participant (a “Matching Award”) equal to one-third of the number of shares of Stock purchased on behalf of such Participant through this Plan on such Purchase Date (the “Matching Ratio”). The Committee (or its delegate) shall determine the method by which the Matching Award will be administered for any Purchase Period, Participating Employer, or jurisdiction (each, the “Matching Method”), which may be: (i) delivery of additional shares of Stock (“Matching Shares”) equal to the Matching Ratio multiplied by the number of shares of Stock purchased by the Participant on the Purchase Date; or (ii) a cash credit to the Participant’s Plan Account equal to the Matching Ratio multiplied by the dollar amount of the Participant’s contributions actually applied to purchase shares of Stock on the Purchase Date (“Matching Dollars”). If the application of the Matching Ratio would result in a Matching Award of a fraction of a share, the fraction will instead be awarded as a fractional share contribution notationally allocated to the Participant, to be aggregated with other notional fractional shares on future Purchase Dates. Such Company contributed shares of Stock may be purchased on the open market by the Company or issued from authorized but unissued or treasury shares. In accordance with Section 20 hereof, the Company shall be permitted to issue such shares of Stock net of applicable taxes.

(d)
Number of Shares Purchased via Participant Contribution. On each Purchase Date, the Company shall apply the funds then credited to each Participant’s Plan Account to the purchase of shares of Stock. As of each such Purchase Date, each such Participant shall purchase the number of shares of Stock calculated in accordance with this subsection (d), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 7; provided, however, that no Stock shall be purchased on a Purchase Date on behalf of any Participant whose participation in the Plan was terminated prior to such Purchase Date. On each Purchase Date, the amount of funds then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased with the funds credited to the Participant’s Plan Account. Any fractional share purchased shall be notationally allocated to the Participant.

(e)
Issuance of Stock. Promptly following each Purchase Date, the shares of Stock purchased by each Participant and contributed by the Company shall be deposited into an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company (with fractional shares notationally allocated as provided herein).

(f)
Fractional Shares. No Participant shall have any right to receive any notationally allocated fractional share, nor shall any provision herein be construed to give such right. Upon ceasing to be an Eligible Employee or withdrawal from the Plan under Section 7, any notionally allocated fractional share shall be paid thereto in cash to the Participant. Any such payment in respect of a notionally allocated fractional share shall be in an amount equal to its fractional equivalent of the Market Value as of the time of ceasing to be an Eligible Employee or such withdrawal.

SECTION 10. DOLLAR LIMITATIONS ON STOCK PURCHASES.
Notwithstanding anything to the contrary in this Plan, the maximum amount that a Participant may use to purchase shares of Stock under this Plan in any calendar year is U.S. $3,000.
SECTION 11. RIGHTS NOT TRANSFERABLE.
Neither payroll deductions credited to a Participant’s Plan Account nor any rights to receive shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 18 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
SECTION 12. NO RIGHTS AS AN EMPLOYEE.
Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to receive any benefits in the future under this Plan, to continue in the employ of a Participating Employer, to be an Eligible Employee for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s employment at any time and for any reason, with or without cause.
SECTION 13. NO RIGHTS AS A STOCKHOLDER.
A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.
SECTION 14. COMPANY INTENT
It is intended that the Plan comply with the requirements of Section 409A of the Code, to the extent applicable. The Plan and all Election Forms (or similar documents) will be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided
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under the Plan is not warranted or guaranteed. No Participating Employer shall be liable to any Eligible Employee for any tax the Eligible Employee might owe as a result of participation in the Plan.
SECTION 15. NOTICES.
All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
SECTION 16. COMPUTATIONAL ERRORS.
In the event mathematical, accounting, or similar errors are made in maintaining Plan Accounts, the Plan Committee may make such equitable adjustments as it deems appropriate to correct such errors.
SECTION 17. AMENDMENTS; TERMINATION OF PLAN.
This Plan shall be effective upon approval of the stockholders of the Company and shall continue until terminated by the Board. The Board may at any time suspend or terminate the Plan. The Company may, by written resolution of the Board or the Committee, at any time and from time to time, amend the Plan in whole or in part, which as appropriate may include sub-plans, including to provide flexibility, if necessary, for non-U.S. Employee participation; provided, however, the Board or the Committee may not make any amendment which would (i) except as permitted by Section 2(h), materially modify the requirements for participation in the Plan, or (ii) except a permitted by Section 3, increase (a) the number of shares of Stock authorized under the Plan set forth in Section 3, (b) the Match Ratio set forth in Section 9(c) or (c) the $U.S. 3,000 purchase limit set forth in Section 10, in each case without the approval of a majority of the outstanding shares of Stock present and in person or represented by proxy and entitled to vote at the meeting thereon.
SECTION 18. DESIGNATION OF BENEFICIARY.
(a)
Designation. A Participant may file a designation of a beneficiary on a form provided by the Company who is to receive the cash, if any, that remains allocated to the Participant’s Plan Account in the event of such Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by filing a new beneficiary designation on a form provided by the Company.

(b)
No Designation. In the event of the death of a Participant in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company or then surviving, then to such other person as the Company may designate.

SECTION 19. APPLICABLE LAW.
The Plan shall be construed in accordance with and governed by the laws of the State of Delaware. The Plan and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.
SECTION 20. TAX WITHHOLDING.
The Company shall have the right to withhold from amounts otherwise payable to each Participant any federal, state, local, or other taxes required by law to be withheld in connection with this Plan, or to otherwise require the Participant to pay such taxes.
SECTION 21. SEVERABILITY.
If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
SECTION 22. INTERPRETATION.
Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall
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include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
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SCAN TOVIEW MATERIALS & VOTEVALMONT INDUSTRIES, INC. 15000 VALMONT PLAZAOMAHA, NE 68154VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 26, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 26, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 22, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V35896-P07339-Z87088KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYVALMONT INDUSTRIES, INC.The Board of Directors recommends you vote FOR the following:1.Election of DirectorsNominees:01)Mogens C. Bay02)Ritu Favre03)Richard A. Lanoha04)Paul T. MaassFor Withhold For All AllAllExceptTo withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3:For Against Abstain2.Approval of Valmont 2026 Employee Stock Purchase Plan.3.Advisory approval of the Company's executive compensation.4. Ratifying the appointment of the Company’s independent auditors for fiscal 2026.NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

ANNUAL MEETING OF SHAREHOLDERSMonday, April 27, 202610:00 a.m.Valmont Industries, Inc. 15000 Valmont PlazaOmaha, NE 68154Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.V35897-P07339-Z87088ANNUAL MEETING OF SHAREHOLDERSMonday, April 27, 202610:00 a.m.This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 27, 2026.By signing the proxy, you revoke all prior proxies and appoint Mogens C. Bay and Catherine James Paglia, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and in their discretion on any other matters which may come before the Annual Meeting and all adjournments.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side